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As filed with the Securities and Exchange Commission on May 17, 2007

Securities Act File No. 333-133869

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 11
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHERMEN WSC ACQUISITION CORP.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-4755936 (I.R.S. Employer Identification Number)

Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas
Suite 900
New York, NY 10020
(212) 300-0020
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Francis P. Jenkins, Jr.
Chairman and Chief Executive Officer

Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas
Suite 900
New York, NY 10020
(212) 300-0020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gerald Adler Dechert LLP 30 Rockefeller Plaza New York, NY 10112-2200 (212) 698-3500 (212) 698-3599—Facsimile	Floyd I. Wittlin Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378—Facsimile

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May [    •    ], 2007

PRELIMINARY PROSPECTUS

$120,000,000
SHERMEN WSC ACQUISITION CORP.
20,000,000 Units

        Shermen WSC Acquisition Corp is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry.

        This is an initial public offering of our securities at a public offering price of $6.00 per unit. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  two warrants.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or [    •    ], 2008 [insert one year from the date of this prospectus], and will expire on [    •    ], 2011 [insert four years from the date of this prospectus], or earlier upon redemption.

        We have granted the underwriters a 45-day option to purchase up to 3,000,000 additional units to cover over-allotments, if any (over and above the 20,000,000 units referred to above). The over-allotment option will be used only to cover a net short position resulting from the initial distribution. We have also agreed to sell to CIBC World Markets Corp. and CRT Capital Group LLC, the representatives of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 700,000 units in the aggregate (350,000 units to each representative) at a price of $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each warrant underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25.

        There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol [    •    ] and begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading as promptly as practicable following the consummation of this offering, but in no event later than 65 days following the consummation of this offering. For more information see "Description of Securities—Units." Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [    •    ] and [    •    ], respectively. We cannot assure you, however, that our securities will be or will continue to be quoted on the OTC Bulletin Board.

        Certain of our directors and officers have agreed to purchase through Shermen WSC Holding LLC from us on the closing date of this offering an aggregate of 5,214,286 warrants for a total purchase price of $3,650,000, or $0.70 per warrant in a private placement. We refer to these 5,214,286 warrants as the "founder warrants" throughout this prospectus. The founder warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering except that if we call the warrants for redemption, the founder warrants will be exercisable on a cashless basis. The founder warrants will not be transferable or salable by Shermen WSC Holding LLC or such directors or officers or their respective affiliates until after we have completed our initial business combination, except Sherman WSC Holding LLC may distribute them to its members. In addition, the holders of the founder warrants and the common stock underlying such warrants are entitled to registration rights with respect to such securities under an agreement to be signed on the date of this prospectus. The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by such directors and officers through the legending of certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commission(2)(3)	Proceeds, Before Expenses, to Us

Per unit	$6.00	$0.18	$5.82

Total(1)	$120,000,000	$3,600,000	$116,400,000

(1)
The underwriters have an option to purchase up to an additional 3,000,000 units at the public offering price, less the underwriting discount and commission, within 45 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, the underwriting discount and commission and proceeds, before expenses, to us, will be $138,000,000, $4,140,000 and $133,860,000, respectively. See "Underwriting—Purchase Option."

(2)
This amount excludes additional underwriting fees equal to 4.0% of the gross proceeds of the unit offering, or $4,800,000 ($5,520,000 if the over-allotment option is exercised in full), which the underwriters have agreed to defer until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fees, less $0.24 for each share of common stock converted to cash in connection with our initial business combination, to the underwriters out of the proceeds of this offering held in a trust account at [    •    ], maintained by Continental Stock Transfer & Trust Company acting as trustee. In the event that a business combination is not consummated within the required time period, the deferred underwriters' fee will be included in the distribution to our public stockholders of the proceeds held in trust.

(3)
In addition to the underwriting discount and commission, the underwriters or their associated persons have received other items of value from us which are deemed underwriters' compensation under Rule 2710 of the NASD Conduct Rules. See "Underwriting—Other Items of Value" for more information.

        Of the net proceeds we receive from our unit offering and the private placement of the founder warrants, $119,400,000 (approximately $5.97 per unit) will be deposited into a trust account at [    •    ], maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about [    •    ], 2007.

CIBC World Markets	CRT Capital Group LLC

I-Bankers Securities, Inc.

[    •    ], 2007

        You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among others, (1) our expectations about possible business combinations, (2) our growth strategies, (3) our future financing plans, and (4) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "plan," or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our status as a development stage company;

  •
  our ability to continue as a going concern;

  •
  our failure to receive necessary regulatory consents, or to receive them in a timely manner, in connection with our initial business combination;

  •
  our dissolution or liquidation prior to a business combination, and our ability to dissolve and liquidate in a timely manner;

  •
  the reduction of the proceeds held in the trust account due to third party claims;

  •
  our selection of a prospective acquisition target or asset;

  •
  our issuance of our capital stock or incurrence of debt to complete a business combination;

  •
  our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

  •
  our dependence on our key personnel;

  •
  the tax consequences of an acquisition or disposition by us;

  •
  conflicts of interest of our officers and directors;

  •
  potential future affiliations of our officers and directors with competing businesses;

  •
  our ability to obtain additional financing if necessary;

  •
  the control by our existing stockholders, directors and officers of a substantial interest in us;

  •
  the possibility of our common stock becoming subject to the SEC's penny stock rules;

i

  •
  the adverse effect the outstanding warrants and options may have on the market price of our common shares;

  •
  the existence of registration rights with respect to the securities owned by our existing stockholders and underwriters;

  •
  our being deemed an investment company;

  •
  the lack of adequate resources to cover our operating expenses;

  •
  the lack of a market for our securities;

  •
  regulatory risks and operational risks of an acquisition target, including those involved in operating outside the United States;

  •
  loss of our intellectual property rights;

  •
  foreign currency fluctuation;

  •
  limited operating histories of businesses we may acquire in the agriculture industry;

  •
  cyclicality of the agriculture industry; and

  •
  our failure to keep pace with changes in our target industries.

        These risks and others described under "Risk Factors" are not exhaustive.

        Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

ii

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes thereto. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to Shermen WSC Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

        Unless otherwise stated in this prospectus:

  •
  the term "business combination" means an acquisition of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business;

  •
  when referring to a business combination, the term "net assets" shall mean total assets minus total liabilities;

  •
  The term "existing stockholder" refers to persons that held shares of our common stock immediately prior to the date of this prospectus;

  •
  the term "public stockholder" refers to the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders, directors and officers to the extent that they purchase such shares;

  •
  the information in this prospectus reflects a 1.15 for 1 forward stock split of our common stock to be effected immediately prior to this offering, pursuant to which our existing stockholders will receive an additional 750,000 shares (these 750,000 shares are subject to forfeiture on a pro rata basis in the event that the underwriters' over-allotment option is exercised but not exercised in full); and

  •
  unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option, that the 750,000 shares issued to our existing stockholders pursuant to the 1.15 for 1 forward stock split will be forfeited, that the underwriters will not exercise the purchase option granted to them and that certain of our directors and officers have purchased an aggregate of 5,214,286 warrants in the private placement.

        We are a blank check company organized under the laws of the State of Delaware on April 18, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry. To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

        The agriculture industry is one of the largest segments of the United States' economy with gross cash income in 2004 of $271.7 billion dollars or approximately 2.3% of U.S. gross domestic product or GDP.* Growth in the U.S. agriculture industry is driven by worldwide demand for agricultural products, which is primarily driven by population and economic growth, dietary trends, alternative fuel development and consumption and governments' actions. According to the United States Department of Agriculture, or USDA, the global population is anticipated to grow at a rate of 1.1% per annum between 2006 and 2015, which will be a primary driver in the global demand for agricultural products, and by extension the United States agriculture industry. The Food and Agricultural Organization of the United Nations estimates global demand in agricultural products will grow at a rate of 1.6% per annum

*
All numbers and statistics in this paragraph are based on the USDA Agricultural Baseline Projections to 2015 Report, except the U.S. GDP number which is based on the Bureau of Economic Analyses, a division of the U.S. Department of Commerce, as of April 28, 2006, and except as otherwise indicated.

through 2015.** Based on trends in global population and demand for agricultural products, the USDA forecasts that U.S. gross cash income will increase from $271.7 billion in 2004 to $312.5 billion by 2015, representing a compound annual growth rate, or CAGR, of approximately 1.3%.

**
World Agriculture: Toward 2015/2030 Summary Report.

        Our management intends to focus its efforts on a business combination in the United States. If an attractive foreign business opportunity presents itself, however, our management intends to pursue it.

        We anticipate that target business candidates in the United States and globally will be brought to our attention from various unaffiliated sources. Our directors and officers as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts.

        Francis P. Jenkins, Jr., our chairman and chief executive officer, and G. Kenneth Moshenek, our president and chief operating officer, served as executive officers of Royster-Clark, Inc. under employment agreements that contain a non-competition provision. These agreements prohibit Messrs. Jenkins and Moshenek from directly or indirectly engaging in, or owning, managing, operating or controlling, or participating in the ownership, management, operation or control of any business or entity that engages in a substantially similar business or line of business as those conducted by Royster-Clark, Inc. until July 22, 2010. Serving as a director or officer of such a business or entity will violate the non-competition provision. According to publicly filed documents, Royster-Clark, Inc.'s business is the retail and wholesale distribution of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, primarily in the Southeast and Midwest regions of the United States. To the extent that we decide to pursue the acquisition of an entity that may have operations that are substantially similar to those of Royster-Clark, Inc., we will endeavor to obtain a waiver of the non-competition provision from Royster-Clark, Inc. If this negotiation proves unsuccessful, we may have to abandon our plan to acquire such entity.

        We believe that there are potential target acquisition candidates in the United States and globally that engage in other segments of the agriculture industry and that would not be subject to a challenge by Royster-Clark, Inc. In the event that we have a choice between potential target businesses that may be affected by such non-competition provision and potential target businesses that would not be affected by such non-competition provision, we intend to proceed with those that would not be affected by such non-competition provision. For more information on the non-competition provisions to which Messrs. Jenkins and Moshenek are subject, see "Risk Factors-Risk Relating to the Company and the Offering" and "Proposed Business-Effecting a Business Combination."

        We do not have any specific business combination under consideration, and we have not (nor has anyone acting on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not been approached, directly or indirectly, by any candidates (or a representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Our initial business combination must be with an operating business whose fair market value is equal to at least 80% of our net assets at the time of such acquisition. In order to do so, we may seek to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value of at least, or greater than, 80% of our net assets at the time of such an acquisition. There is no limitation on our ability to raise such additional funds through the private sale of securities or the incurrence of indebtedness. We have not entered into any financing arrangements or had discussions, formal or otherwise, with any third parties with respect to such financing arrangements. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and distribution which will include the liquidation of the trust account to our public stockholders.

        Our directors and officers will not receive any compensation prior to the consummation of our initial business combination other than reimbursement for reasonable out-of-pocket expenses incurred by them on our behalf. After the consummation of a business combination, if any, to the extent such persons remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the agriculture industry. Further, after the consummation of a business combination, if any, to the extent they remain as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which will be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the agriculture industry.

        Our offices are located at c/o The Shermen Group, 1251 Avenue of the Americas, Suite 900, New York, NY 10020, and our telephone number is (212) 300-0020.

THE OFFERING

Securities Offered:	20,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants.
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading as promptly as practicable following the consummation of this offering, but in no event later than 65 days following the consummation of this offering. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, with the Securities and Exchange Commission, or SEC, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K. The Current Reports on Form 8-K will be publicly available on the SEC's website at http://www.sec.gov. For more information, see "Description of Securities—Units."
Common Stock:
Number of shares outstanding before offering:	5,000,000 shares(1)
Number of shares to be outstanding after this offering:	25,000,000 shares(1)(2)
Warrants:
Number of warrants outstanding before this offering and the private placement:	0 warrants

(1)
Assumes the underwriters' over-allotment option is not exercised and the 750,000 shares issued pursuant to the 1.15 for 1 forward stock split are forfeited.

(2)
Excludes the 700,000 shares of common stock underlying the underwriters' purchase option described under "Underwriting—Purchase Option."

Number of warrants to be outstanding after this offering and the private placement:	45,214,286 warrants, including 5,214,286 warrants to be sold to certain directors and officers of the Company through Shermen WSC Holding LLC concurrently with this offering(3).
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price (other than 1,400,000 warrants underlying 700,000 units granted to the representatives of the underwriters in the aggregate (350,000 units to each representative) pursuant to the $100 purchase option):	$5.00
Exercise price of 1,400,000 warrants underlying 700,000 units granted to the representatives of the underwriters in the aggregate (350,000 units to each representative) pursuant to the $100 purchase option:	$6.25
Exercise period:	The warrants will become exercisable on the later of:
• the completion of a business combination on the terms described in this prospectus; or
• [•], 2008 [insert one year from the date of this prospectus].
The warrants will expire at 5:00 p.m., New York City time, on [•], 2011 [insert four years from the date of this prospectus], or earlier upon redemption.
Redemption:
Once the warrants become exercisable, we may redeem the outstanding warrants, including warrants issued and outstanding as as result of the exercise of the purchase option that we have agreed to sell to the underwriters and the founder warrants:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days' prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 consecutive trading day period ending three business days before we send the notice of redemption.

(3)
Assumes that the underwriters' over-allotment option is not exercised and excludes 1,400,000 warrants underlying 700,000 units which were granted to the representatives of the underwriters in the aggregate (350,000 units to each representative) pursuant to the $100 purchase option described under "Underwriting—Purchase Option."

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

If we call our warrants for redemption, the holders of the founder warrants would still be entitled to exercise the founder warrants on a cashless basis. As a result, such holders may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.
Founder warrant purchases:
Concurrent with this offering, certain of our directors and officers will purchase through Shermen WSC Holding LLC, in a private placement, an aggregate of 5,214,286 warrants, at $0.70 per warrant from us. The proceeds from this sale will be held in the trust account pending the completion of our initial business combination. If we do not complete our initial business combination that meets the criteria described in this prospectus, then such proceeds will become part of the amount payable to our public stockholders upon the liquidation of the trust account as part of our plan of dissolution and distribution and the founder warrants will expire worthless. The terms and provisions of these warrants will be identical to those of the warrants sold in this offering except that if we call the warrants for redemption, the founder warrants will be exercisable on a cashless basis. Such directors and officers have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed our initial business combination, except Shermen WSC Holding LLC may distribute the founder warrants to its members.
Proposed OTC Bulletin Board symbols for our securities:
Units:	[•]
Common Stock:	[•]
Warrants:	[•]
Proceeds to be held in trust:
$119,400,000 of the net proceeds we receive from our unit offering and the private placement of the founder warrants (approximately $5.97 per unit) will be placed in a trust account at [•], maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to effect the business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering and the private placement of the founder warrants not held in a trust account (initially, approximately $115,000 after the payment of the expenses relating to this offering) and one half of the interest earned on the trust account, net of taxes, up to a total of $1,500,000, that will be released to us on a monthly basis to fund our working capital requirements. Shermen Capital Partners, LLC, whose managing member is Francis P. Jenkins, Jr., our chairman and chief executive officer, has loaned $150,000 to us for the payment of certain offering expenses. The final maturity for this non-interest bearing loan is five business days after twenty-four months after the date of this offering, but to the extent that our working capital in any month, including one-half of the interest earned on the trust account, net of taxes, that is released to us in that month, is greater than our current expenses in that month, all or a portion of such excess may be applied to a prepayment of the $150,000 loan from Shermen Capital Partners, LLC.

All remaining interest earned on the trust account, net of taxes, will be added to the trust account. The proceeds held in the trust account will be used to pay the underwriters a deferred fee equal to 4.0% of the gross proceeds of the unit offering, or $4,800,000, less $0.24 for each share of common stock converted to cash in connection with our initial business combination.

Our existing stockholders, other than Messrs. Pottinger, Prochaska and Jenkins, III, have agreed, subject to certain exceptions, that they will be personally liable, on a joint and several basis, to cover claims made by third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor or service provider for services rendered, or products sold, by us or a prospective acquisition target. However, these existing stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters.

None of the warrants may be exercised until after the consummation of a business combination. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.
Limited payments to directors, officers and stockholders:
There will be no fees or other payments paid to our existing stockholders, directors, officers or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than (i) the $9,950 per month payment to Shermen Capital

Partners, LLC, an affiliate of Francis P. Jenkins, Jr., our chairman and chief executive officer and (ii) reimbursement of reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and certain activities on our behalf, such as identifying and investigating possible targets for our initial business combination. At this time, there is no reimbursement of such expenses to be made to our existing stockholders, directors, officers or other affiliates.

There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which may include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.
The stockholders must approve a business combination:
We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by our public stockholders other than our existing stockholders, directors and officers. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 40% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Because we permit a larger number of stockholders (up to approximately 39.99% of our public stockholders) to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which stockholders may believe is not suitable for us. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board's recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination. For more information see "Proposed Business— Effecting a Business Combination—Opportunity for stockholder approval of business combination." If holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).
Conversion rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, including the amount held in the trust account representing the deferred portion of the underwriters' fee and any interest earned on their pro rata share (net of taxes payable) not made available to us to fund our working capital requirements if the business combination is approved and consummated. However, voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights prior to the time the business combination is voted upon by the stockholders. To exercise such conversion rights, a stockholder must instruct such stockholder's broker to electronically tender such stockholder's shares to the transfer agent using the facilities of the Depositary Trust Company (or, in the event that such stockholder had previously requested and received a physical certificate, to surrender such physical certificate to the transfer agent) by 5:00 P.M., Eastern Standard Time, on the business day immediately preceding the date of the stockholders meeting held to vote on a business combination. We will not require that stockholders obtain physical certificates to be tendered to us. In addition, such stockholder or such stockholder's broker will be required to deliver to the transfer agent a letter of instruction, which will provide the transfer agent with additional information related to the payment to be received from the trust account, and such stockholder will be required to comply with such other procedures as we may reasonably establish, by 5:00 P.M., Eastern Standard Time, on the business day immediately preceding the date of the stockholders meeting held to vote on a business combination. Traditionally, blank check companies have allowed converting stockholders to tender their shares after the stockholders meeting held to vote on a business combination. This procedure created uncertainty in determining whether the number of converting stockholders would result in a business combination failing. To avoid this uncertainty, we have instituted the requirement of tendering shares by converting stockholders prior to the time a business combination is voted upon by our stockholders by instructing their brokers to electronically tender their shares to the transfer agent using the facilities of the Depositary Trust Company (or, in the event that such stockholders had previously requested and received physical certificates, to surrender such physical certificates to the transfer agent). Public stockholders eligible to convert their shares who fail to comply with the procedures above will forfeit their right to receive the conversion price. We intend to remind our public stockholders of our conversion procedures in the proxy statement used in connection with the solicitation of the stockholder vote for a business combination. We intend to distribute the funds to eligible stockholders who elect conversion promptly after completion of the business combination. If either a majority of the shares of common stock voted by the public stockholders are voted against a business combination or public stockholders owning more than 40% of the shares sold in this offering both vote against the business combination and exercise their conversion rights, such business combination will not be consummated and such public stockholders will lose their conversion rights with respect to such business combination. Public stockholders who convert their stock into a pro rata share of the trust account retain their warrants. If a business combination is not consummated, we will return the shares tendered by the stockholders who elected conversion by returning such stockholders' shares electronically through the facilities of the Depositary Trust Company (or, in the event that such stockholders surrendered physical certificates, by returning such physical certificates by overnight mail), and will seek another acquisition target. Our existing stockholders, directors and officers cannot convert their common stock into a pro rata share of the trust account if a business combination is approved, because they have agreed to vote their stock in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders, directors and officers. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures.

Liquidation if no business combination:
Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred with respect to any suit not instituted prior to the third anniversary of the dissolution. In an event of dissolution, we do not intend to comply with those procedures. Because we will not be complying with Section 280, if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period), we will dissolve and distribute only to our public stockholders the amount in our trust account, including the amount held in the trust account representing the deferred portion of the underwriters' fee, plus any of our remaining net assets as part of our overall plan of dissolution and distribution approved by our stockholders in accordance with Section 281(b) of the Delaware General Corporation Law, providing for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. As such, the proceeds of this offering to be held in a trust account may have to be paid first to satisfy third-party claims against us before we can make liquidating distributions to our stockholders. The liquidating distributions made to our public stockholders will include only a portion of the interest earned on the trust account (net of taxes payable) since one half of such interest will be paid to us monthly for working capital purposes. Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to the shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock purchased in this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. Although we plan to dissolve and distribute the amount in our trust account to our public stockholders as promptly as practicable following the expiration of the time periods for effecting a business combination, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. Upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up, and our board has agreed to dissolve our company at that time. Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and distribution, and our directors and officers have agreed to vote in favor of such dissolution and distribution. Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. We will pay the costs associated with our dissolution and the liquidation of the trust account from our remaining assets outside of the trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board's recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in the trust account although we cannot assure you that there will be sufficient funds for such purpose. Our existing stockholders, other than Messrs. Pottinger, Prochaska and Jenkins, III, have agreed, subject to certain exceptions, that they will be personally liable, on a joint and several basis, to cover claims made by third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor or service provider for services rendered, or products sold, by us or a prospective acquisition target. However, these existing stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. However, we cannot assure you that they will be able to satisfy those obligations. If third parties bring claims against us in the event that we are unable to complete a business combination and are forced to liquidate, or we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be reduced and the per share liquidation price received by you could be less than $5.97 per unit. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and distribution. We believe that there should be sufficient funds either available out of the trust account to fund the $50,000 to $75,000 of expenses. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The amount held in the trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the amount held in the trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the amount held in the trust account and such amount will not be available for any other corporate purpose. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures.
Escrow of existing stockholder shares:
On the date of this prospectus, all of our existing stockholders, directors and officers, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until six months following the completion of our initial business combination.

Risks

        In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association's Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 17 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data is presented below.

	March 31, 2007
		As Adjusted(1)
	Actual	Without Over-Allotment Option	With Over-Allotment Option
Balance Sheet Data:
Working capital/(deficiency)(2)	($452,887)	$116,639,523	$113,667,523
Total assets	478,348	119,669,523	137,129,523
Total liabilities(3)	473,825	3,030,000	3,462,000
Value of common stock that may be converted to cash (approximately $5.91 and $5.89 per share without and with the over-allotment option, respectively, without taking into account interest earned on the trust account)	—	47,759,994	54,743,994
Stockholders' Equity	4,523	68,879,529	78,923,529

(1)
The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds, the receipt of approximately $3,650,000 from the sale of the founder warrants in a private placement that will take place concurrently with this offering, and the payment of the estimated remaining costs from such unit sale. The working capital (as adjusted) and total assets (as adjusted) amounts do not include $1,500,000, the maximum amount from one half of the interest earned on the trust account. One half of the interest earned on the trust account will be disbursed to us on a monthly basis for working capital purposes including the repayment of the limited recourse $150,000 loan from Shermen Capital Partners, LLC. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account, including the amount held in trust representing the deferred portion of the underwriters' fee, will be distributed solely to our public stockholders.

(2)
The working capital (as adjusted) amount includes the $4,800,000 ($5,520,000 if the over-allotment option is exercised in full) being held in the trust account that will either be paid to the underwriters upon consummation of our initial business combination or to our public stockholders in the event we do not consummate a business combination within the required time period.

(3)
The total liabilities (as adjusted) amount includes the $4,800,000 ($5,520,000 if the over-allotment option is exercised in full) being held in the trust account that will either be paid to the underwriters upon consummation of our initial business combination or to our public stockholders in the event we do not consummate a business combination within the required time period. However, for purposes of presentation, total liabilities (as adjusted) assumes that we have converted the maximum of 7,999,999 shares to cash in connection with our initial business combination, reducing the underwriters' fee by $0.24 per share, or approximately $1,920,000 ($2,208,000 if the over-allotment option is exercised in full).

        We will not proceed with a business combination if public stockholders owning 40% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 7,999,999 of the 20,000,000 shares of common stock sold in this offering, at an initial per-share conversion price of approximately $5.97, without taking into account interest earned on the trust account (net of taxes payable). The actual per-share conversion price will be equal to the amount in the trust account, including the amount held in the trust account representing the deferred portion of the underwriters' fee and all accrued interest (net of taxes payable) not made available to us for working capital requirements as of two business days prior to the consummation of the business combination, divided by the number of units sold in this offering. In connection with any vote required for a business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by our public stockholders other than our existing stockholders, directors and officers. As a result, our existing stockholders, directors and officers will not have any conversion rights attributable to their shares owned prior to this offering in the event that a business combination is approved by a majority of our public stockholders other than our existing stockholders, directors and officers. Additionally, if holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination). If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the agriculture industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions, formal or otherwise, with any target business regarding a business combination or taken any direct or indirect measures to locate or search for a target business. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, at the earliest (if at all), after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case we will be forced to liquidate.

        We must complete a business combination with a fair market value equal to at least 80% of our net assets at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

        If we are unable to complete a business combination and are forced to liquidate our assets and the trust account, the per-share liquidation amount will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. Furthermore, the warrants will expire with no value if we liquidate before the completion of a business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

        Based on publicly available information, since August 2003, approximately 101 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements. Of these companies, only 24 companies have consummated a business combination, while 22 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Additionally, five of these companies have announced that they will dissolve and distribute their assets to shareholders. Accordingly, there are approximately 50 blank check companies with more than $4.8 billion in trust, and potentially an additional 38 blank check companies that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within the agriculture industry, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 46 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

        We will reserve approximately $115,000 from the proceeds of this offering and the private placement of the founder warrants and will receive one half of the interest earned on the trust account, net of taxes, up to a total of $1,500,000 to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. These amounts are based on our management's estimate of the amount needed to fund our operations for the next 24 months, to consummate a business combination and to fund our working capital requirements. This estimate may prove inaccurate, especially if we expend a significant portion of the available funds in pursuit of a business combination that is not consummated. Additionally, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of these funds to make a down payment or deposit or fund a lock-up or "no-shop" provision, with respect to a potential business combination. If so, any such amount would be based on the terms of the specific transaction and the amount of available funds at the time. If we use a significant portion of our funds for such a purpose and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of a business combination. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our existing stockholder, directors and officers or from third parties. We may not be able to obtain additional financing, and our existing stockholder, directors and officers are not obligated to provide any additional financing to us. If we do not have sufficient funds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

        Since the net proceeds of this offering are intended to be used to complete a business combination with an operating business that has not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  upon consummation of this offering and the private placement of the founder warrants, a portion of the net proceeds ($119,400,000) will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with, or following, a business combination, upon our liquidation or as otherwise permitted in our amended and restated certificate of incorporation;

  •
  prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

  •
  we may consummate the business combination only if approved by a majority of our stockholders and public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights;

  •
  if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share (based on the number of units sold in this offering) of the trust account;

  •
  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share (based on the number of units sold in this offering) of the trust account and any remaining net assets; and

  •
  we may not consummate any other merger, acquisition, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business in the agriculture industry whose fair market value is equal to at least 80% of our net assets at the time of such business combination.

Under Delaware law, the foregoing provisions may be amended if our board of directors adopts a resolution declaring the advisability of an amendment and calls a shareholders meeting, at which the holders of a majority of our outstanding stock vote in favor of such amendment. Any such amendment could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions. However, we view these provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.

Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third party, even if such a transaction would be beneficial to our stockholders.

        The existence of certain provisions in our amended and restated certificate of incorporation and by-laws may have a negative impact on the price of our common stock by discouraging a third party from purchasing our common stock. These provisions could also have the effect of discouraging a third party from pursuing a non-negotiated takeover of our company and preventing certain changes of control. In addition to our staggered board, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. Our by-laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies of the board of directors may only be filled by a majority of the remaining directors. For a complete discussion of these provisions, see the section below entitled "Description of Securities—Restrictive Provisions of our Amended and Restated Certificate of Incorporation and By-Laws."

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our public stockholders could be less than approximately $5.97 per share.

        Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $5.97, plus interest (net of taxes payable), due to claims of such creditors or other entities. Our existing stockholders, other than Messrs. Pottinger, Prochaska and Jenkins, III, have agreed, subject to certain exceptions, that they will be personally liable, on a joint and several basis, to cover claims made by third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor or service provider for services rendered, or products sold, by us or a prospective acquisition target. However, these existing stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. Based on representations made to us by these existing stockholders, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that these existing stockholders will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Further, these existing stockholders will not have any personal liability as to any claimed amounts owed to a third party that executed a waiver (including a prospective acquisition target) or the underwriters. The

indemnification is set forth in the insider letter agreements, dated as of May [    •    ], 2007, signed by these existing stockholders which are exhibits to the registration statement of which this prospectus forms a part. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and liquidation currently estimated at approximately $50,000 to $75,000).

        However, the per-share liquidation price received by our public stockholders could be less than approximately $5.97 per share because we cannot predict with certainty: (i) potential claims or lawsuits that may be brought against us; (ii) what waiver agreements, if any, we will be able to obtain from vendors, prospective target businesses and/or other entities with whom we engage in business; (iii) the amount of additional expenses that we may incur that exceeds the amount of the funds held outside of the trust account; and (iv) the ability of our existing stockholders, other than Messrs. Pottinger, Prochaska and Jenkins, III, to ensure that the funds held in the trust account are not reduced by claims of vendors, prospective target businesses and/or other entities with whom we engage in business and who have not executed a waiver.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts otherwise due them.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

        If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred with respect to any suit not instituted prior to the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

        We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

  •
  our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board's recommendation of such plan;

  •
  upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

  •
  if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

  •
  if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

        In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

        These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Since we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business' operations.

        Since we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business' operations, financial condition or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of the acquired company or companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business.

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that more than approximately 39.99% of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire or merge with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 27,685,714 authorized but unissued shares of our common stock available for issuance (assuming that the underwriters' over-allotment option is not exercised and the 750,000 shares issued pursuant to the 1.15 for 1 forward stock split are forfeited and after appropriate reservation of shares issuable upon full exercise of the underwriters' purchase option and our outstanding warrants, including the warrants included in the underwriters' purchase option and the founder warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

  •
  may significantly reduce the equity interest of investors in this offering;

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  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present directors and officers; and

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  may adversely affect prevailing market prices for our common stock and warrants.

Unlike most other blank check offerings, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

        When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 40% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Unlike most other blank check offerings, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings which have a 20% threshold, we allow up to approximately 39.99% of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Public stockholders who vote against a business combination will forfeit their conversion rights if they do not comply with the required conversion procedures in a timely manner.

        In order to convert our common stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, public stockholders, in addition to voting against the business combination, must also affirmatively exercise their conversion rights prior to the time the business combination is voted upon by our stockholders. To exercise such conversion rights, a public stockholder must instruct such stockholder's broker to electronically tender such stockholder's shares to the transfer agent using the facilities of the Depositary Trust Company (or, in the event that such stockholder had previously requested and received a physical certificate, to surrender such physical certificate to the transfer agent), accompanied by a letter of instruction, and must comply with such other procedures as we may reasonably establish, by 5:00 P.M., Eastern Standard Time, on the business day immediately preceding the date of the stockholders meeting held to vote on a business combination. Public stockholders eligible to convert their shares who fail to comply with the required conversion procedures will forfeit their right to receive the conversion price. We intend to remind our public stockholders of our conversion procedures in the proxy statement used in connection with the solicitation of the stockholder vote for a business combination. The proxy statement used in connection with the stockholders meeting for a business combination will be delivered personally or will be mailed to our stockholders not less than ten (10) days before the date of such meeting, and accordingly, public stockholders who elect conversion will have to comply with the required conversion procedures in a timely manner.

We may issue notes or other debt securities, or obtain bank financing, to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt may:

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  lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

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  cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt;

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  require us to execute documents that contain covenants such as ones that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

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  create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

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  hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors;

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  limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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  make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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  limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

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  place us at a disadvantage compared to our competitors who have less debt.

Some or all of our current directors and officers may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

        Our ability to be successful following a business combination will depend upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. In making the determination whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that doing so is in the best interests of the combined company post-business combination. We cannot assure you that our assessment of these individuals will prove to be correct.

The loss of key directors and officers could adversely affect our ability to consummate a business combination.

        Our operations are dependent upon a relatively small group of key directors and officers consisting of Francis P. Jenkins, Jr., our chairman, chief executive officer and director, G. Kenneth Moshenek, our president, chief operating officer and director, John E. Toffolon, Jr., our chief financial officer and director, Joseph F. Prochaska and Donald D. Pottinger, each of whom is our director. We believe that our success depends on the continued service of our key directors and officers. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current officers. The unexpected loss of the services of one or more of these key officers or directors could adversely affect our ability to consummate a business combination.

Certain employment agreements to which Mr. Jenkins, our chairman and chief executive officer, and G. Kenneth Moshenek, our president and chief operating officer, were parties may limit the types of companies we can target for a business combination and may make us a less attractive buyer to certain target companies.

        Francis P. Jenkins, Jr., our chairman and chief executive officer, and G. Kenneth Moshenek, our president and chief operating officer, served as chief executive officer, and president and chief operating officer, respectively, of Royster-Clark, Inc. under employment agreements that contain a non-competition provision. These agreements, which were terminated on February 9, 2006 and March 15, 2006, respectively, prohibit Messrs. Jenkins and Moshenek until July 22, 2010, which is the last date they may receive compensation from Royster-Clark, Inc., from participation, without the prior written consent of Royster-Clark, Inc., in any business or entity in the United States which engages in a substantially similar business or line of businesses as those conducted by Royster-Clark, Inc. According to publicly filed documents, Royster-Clark, Inc. engages in the retail and wholesale distribution of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, primarily in the Southeast and Midwest regions of the United States. To the extent that an entity we identify as a potential target may have operations that are similar to those of Royster-Clark, Inc., such potential target might need to dispose of such operations as part of a business combination with us, which could be time-consuming or might not be economically feasible without rendering such potential target less economically viable after the business combination. If this occurred, it would make us a less attractive buyer for the entity and adversely impact our position among competing acquirers. Further, we cannot assure you that the acquisition of a target business will not be challenged as being "substantially similar" to those of Royster-Clark, Inc. Such a challenge, if one occurred, could be costly and time-consuming, making such target business less attractive, given our limited time and resources for our initial business combination.

        Since the non-competition provisions are limited to certain segments of the agriculture industry, we believe that there are potential target acquisition candidates in the United States and globally that will not be subject to a challenge by Royster-Clark, Inc. In the event that we have a choice between potential target businesses that may be affected by such non-competition provision and potential target businesses that will not be affected by such non-competition provision, we intend to proceed with those that will not be affected by such non-competition provision.

Our directors and officers will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

        Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Our directors and officers are and may in the future become affiliated with other businesses in, or investing in, the agriculture industry and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Following the consummation of this offering and until we consummate a business combination, we intend to engage in the business of identifying and acquiring a potential target business in the agriculture industry. Our directors and officers are, and may in the future, become affiliated with entities, including other blank check companies, that are engaged in a similar business. Further, certain of our directors and officers are currently involved in other businesses in, or investing in, the agriculture industry. Our directors and officers may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor. At this time, none of our officers or directors are or have been affiliated with another blank check company.

Because certain of our directors and officers own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        Certain of our directors and officers own stock in our company through Shermen WSC Holding LLC, but have, with respect to shares of our common stock owned by them through Shermen WSC Holding LLC immediately prior to this offering, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, certain of our directors and officers have agreed to purchase 5,214,286 warrants through Shermen WSC Holding LLC in a private placement, concurrently with this offering. The shares of common stock and warrants owned by such directors and officers and their affiliates through Shermen WSC Holding LLC will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our directors' and officers' interests in obtaining reimbursement for any reasonable out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

        Our existing stockholders, directors and officers, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and one-half of the interest earned on the trust account, net of taxes, up to a total of $1,500,000, unless the business combination is consummated. The amounts of available proceeds and the interest on the trust account available to us to fund our working capital requirements are based on our management's estimate of the amount needed to fund our operations for the next 24 months and consummate a business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds and the interest on the trust account available for working capital purposes is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our directors and officers could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in our public stockholders' best interest.

We may engage in a business combination with a target business that has a relationship with entities that may be affiliated with our existing stockholders, directors and officers, which may raise potential conflicts of interest.

        In light of the involvement of our existing stockholders, directors and officers with other agriculture companies and our intent to consummate a business combination with an operating business in that same sector, we may decide to acquire a business affiliated with our existing stockholders, officers or directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with a business affiliated with our existing stockholders, directors or officers, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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  make a special written suitability determination for the purchaser;

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  receive the purchaser's written agreement to a transaction prior to sale;

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  provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

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  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We will complete only one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

        To complete a business combination, we may use approximately $115,000 of the net proceeds from this offering and the sale of the founder warrants, and the interest on the trust account, net of taxes, up to a total of $1,500,000 that will be available for working capital purposes. Our initial business combination must be with an operating business with a fair market value of at least 80% of our net assets at the time of such business combination. It is probable that the company we acquire in our initial business combination will have only a limited number of services or products. The resulting lack of diversification:

  •
  will result in our dependency upon the performance of a single or small number of operating businesses;

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  may result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

  •
  may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire, if any.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

  •
  our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

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  our obligation to convert our shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

  •
  our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that a certain portion of the net proceeds of this offering and the sale of the founder warrants and the interest on the trust account available for working capital purposes will be sufficient to allow us to consummate a business combination, in as much as we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the interest on the trust account available for working capital purposes prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders as a result of the exercise of conversion rights, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to re-negotiate or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could adversely affect the continued development or growth of the target business or our combined business or businesses. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholders, directors and officers control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Upon consummation of this offering, our existing stockholders, directors and officers will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). In addition, certain of our directors and officers have agreed to purchase through Shermen WSC Holding LLC 5,214,286 warrants from us in a private placement concurrently with this offering. Any exercise of these warrants by our directors and officers would increase their ownership percentage. These holdings could allow the existing stockholders, directors and officers to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination.

        Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, directors and officers, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders, directors and officers will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership. In connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholder, directors and officers. However, the affiliates and relatives of our existing stockholders, directors and officers are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders, directors and officers, through their affiliates and relatives, will not have considerable influence upon the vote in connection with a business combination.

After giving effect to a 1.15 for 1 forward stock split to be effected immediately prior to this offering (assuming that the underwriters' option is exercised in full and the 750,000 shares issued pursuant to the stock split are not forfeited), our existing stockholders paid an aggregate of $25,000, or approximately $0.004348 per share, for their shares and, accordingly, you will experience immediate and substantial dilution in the net tangible book value of the common stock which you purchase as part of the units in this offering.

        The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, the underwriters' over-allotment option is not exercised and the 750,000 shares issued pursuant to the 1.15 for 1 forward stock split are forfeited, you and the other new investors will incur an immediate and substantial dilution of approximately 32.5%, or $1.95 per share (the difference between the pro forma net tangible book value per share of $4.05 and the initial offering price of $6.00 per unit) or approximately 32.7%, or $1.96 per share if the underwriters' over-allotment option is exercised in full and the 750,000 shares issued pursuant to the 1.15 for 1 forward stock split are not forfeited.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 40,000,000 shares of common stock. We will also sell a total of 5,214,286 warrants to certain of our directors and officers through Shermen WSC Holding LLC in a private placement concurrently with this offering. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders and the underwriters exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        The majority of our existing stockholders are entitled to make up to two demands that we register the resale of their shares of common stock, and the representatives of the underwriters will have customary "piggy back" registration rights with respect to up to 700,000 units in the aggregate (350,000 units for each representative) it has an option to purchase. If the majority of our existing stockholders and the underwriters exercise their registration rights, then, assuming that the underwriters' over-allotment option is not exercised and the 750,000 shares issued pursuant to the 1.15 for 1 forward stock split are forfeited, there could be an additional 5,700,000 shares of common stock eligible for trading in the public market. The increase in the number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

The ability of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against our initial business combination and our initial business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Our maximum conversion percentage of 40% is greater than the maximum conversion percentage of similarly structured development stage companies, the majority of which provide for a maximum conversion percentage of 20%. If public stockholders holding the maximum number of shares which may be converted, an aggregate of approximately 7,999,999 shares (or approximately 9,199,999 shares, if the underwriters' over-allotment option is exercised in full), properly exercise their conversion rights, the trust account would be required to disburse to them an aggregate of approximately $47,759,994 (or $54,743,994, if the underwriters' over-allotment option is exercised in full), at a conversion price of $5.97 per share (or approximately $5.95, if the underwriters' over-allotment option is exercised in full) (in each case, before taking into account interest earned on proceeds held in the trust account, taxes payable on such interest and rights of creditors to funds held in the trust account, if any). Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

        No warrant held by public stockholders or issuable upon exercise of the underwriters' purchase option will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants and to take such action as is necessary to qualify the common stock under the securities laws of the states in which the warrants are initially offered. However, we cannot assure you that we will be able to do so or that each such holder will be resident in a state in which the warrants are initially offered. If we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders or issuable upon exercise of the underwriters' purchase option may have no value, the market for such warrants may be limited and such warrants may expire worthless.

The founder warrants have a superior exercise right to warrants received in this offering.

        The founder warrants to be sold to certain of our directors and officers through Shermen WSC Holding LLC concurrently with this offering may be exercised pursuant to an exemption to the requirement that the common stock underlying such warrants be registered pursuant to an effective registration statement. Therefore, the founder warrants may be exercised whether or not a current registration statement is in place. The warrants received in this offering may only be exercised if a current registration statement is in place. We are required only to use our best efforts to maintain a current registration statement; therefore, the warrants issued in this offering may expire worthless.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you or while a prospectus is not current, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. Moreover, redemption of the outstanding warrants can and may occur while a prospectus is not current and therefore the warrants are not exercisable. If this occurs, your warrants would be worthless.

If the private placement of the founders warrants was not conducted in compliance with applicable law, the directors and officers may have the right to rescind their warrant purchases. The rescission rights, if any, may require us to refund an aggregate of $3,650,000 to our directors and officers, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

        Although we believe that we conducted the private placement in accordance with applicable law, there is a risk that the warrants, and the shares of common stock underlying the warrants, should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws. Although the directors and officers have waived their respective rights, if any, to rescind their warrant purchases as a remedy to our failure to register these securities, their waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. In addition, Section 14 of the Securities Act of 1933, as amended, states that any condition, stipulation, or provision binding any person acquiring any security to waive any provision of the Securities Act of 1933, as amended, or rules and regulations of the Securities and Exchange Commission shall be void. If the directors and officers bring a claim against us and successfully assert rescission rights, we may be required to refund an aggregate of $3,650,000, plus interest, to them, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state except Idaho in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange. Lack of liquidity may adversely affect the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

        In addition, we may have burdensome requirements imposed upon us, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or less, or any open ended investment company registered under the Investment Company Act of 1940, as amended, that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940, as amended. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not accounted for.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

        Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf such as identifying a potential target business and performing due diligence on a suitable business combination, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of reasonable out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such reasonable out-of-pocket expenses exceed the available proceeds not deposited in the trust account and the interest on the trust account available for working capital purposes, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could adversely affect our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders' initial equity investment was only $25,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

        Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc., state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company's promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $120,000,000, the minimum initial investment for the purposes of this offering would be approximately $3,110,000 under the above-noted formula. The initial investment of $25,000 by our existing stockholders, some of whom may be deemed "promoters" under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by our existing stockholders may not adequately protect investors.

Risks Associated with the Industry

        Even if we acquire domestic or international assets or operations, about which no assurances can be given, our proposed business will be subject to numerous risks, including the following:

The agriculture industry is highly competitive and any company operating in the agriculture industry may not withstand competition.

        Agricultural products are global commodities and are subject to intense price and quantity competition from both domestic and foreign sources. Agricultural customers base their purchasing decisions principally on the delivered price and availability of agricultural products. We may have to compete with larger national and international companies that have greater financial and other resources than us. Thus, we may not withstand price and quantity competition and may fail to deliver a new product to market due to our lack of financial, research and development, and marketing resources compared to larger companies.

        In addition, we may have to compete with a number of U.S. companies and companies in other countries that are state-owned or government-subsidized entities. The U.S., the European Commission and other jurisdictions have trade regulatory measures in effect which are designed to address this type of unfair trade. Changes in these measures could have an adverse impact on our sales and profitability.

Many companies in the agriculture industry are dependent on a limited number of key executives who may not be adequately replaced in the event of their departure.

        The number of individuals with expertise in the agriculture industry is limited. Many companies operating in the agriculture industry depend on their key executives for the success of their business strategy and their ability to operate profitably. The loss of the services of our key executives could have a material adverse effect on us since their replacements may be hard to find due to a limited pool of qualified candidates.

Changes in government (domestic and foreign) farm programs and policies may adversely affect certain agricultural products.

        Many countries have government programs that provide financial support to agricultural customers—farmers, in particular. For example, in the U.S., there are government legislation and policies such as the 2007 Farm Bill that provide financial support to certain agricultural sectors that produce certain agricultural products. Any changes in these government programs, which may not be foreseen or predicted, can cause shifts in demand for and supply of our products, which, in turn, might adversely affect our operating results.

The agriculture industry is highly seasonal, and seasonal fluctuations significantly impact results of operations and cash flows of businesses operating in the agriculture industry.

        The agriculture industry is highly seasonal, which causes the quarterly results and available cash flows of the companies in the industry to fluctuate during the year. Many agricultural products such as seed, fertilizers and agricultural equipment are based upon the planting, growing and harvesting cycles. For example, fertilizer inventories must be accumulated in the months prior to the spring and fall planting seasons, requiring significant storage capacity, and farmers purchase agricultural equipment in the spring and fall in conjunction with the major planting and harvesting seasons. Failure to accurately anticipate and prepare for the demands of agricultural customers, which often may be difficult to do, may reduce sales or increase the risk of product obsolescence.

Weather conditions significantly impact the agriculture industry.

        Weather conditions have significant impact on the agriculture industry and, consequently, on the operating results of companies servicing the agriculture industry. For example, weather patterns such as flood, drought or frost, some of which are highly unpredictable, can cause crop failures that in turn affect the supply of feed and seed and the demand for fertilizer, marketing of grain products, as well as the demand for crop protectants, seeds and other agronomic supplies. Further, weather conditions that delay or intermittently disrupt field work during the planting and growing seasons may cause agricultural customers to use less agricultural products such as fertilizers and agricultural equipment and weather conditions following harvest may delay, reduce or eliminate opportunities for agricultural customers to utilize certain agricultural products. An adverse effect of certain weather conditions on crop yields which lowers the income of growers and may impair their ability to pay for agricultural product, can also adversely affect the operating results of companies in the agriculture industry by reducing their revenues.

        Weather conditions may also directly affect certain companies operating in the agriculture industry. For instance, the operations of companies that engage in the manufacture of certain agricultural products such as nitrogen fertilizer may be subject to significant operational interruption if one or more their facilities were to experience a major accident caused by or were damaged by severe weather conditions or other natural disaster. In addition to causing severe damage to or destruction of property and equipment of such companies, some of those hazards may cause personal injury, loss of life and environmental damage, and may result in the imposition of civil or criminal penalties on such companies.

Price volatility of raw materials can increase costs and decrease sales of agricultural products, thereby adversely affecting the results of operations of companies operating in the agriculture industry.

        Many companies producing agricultural products purchase production inputs from third parties, and fluctuations in the price of raw materials for agricultural products cause fluctuations in the operating results of the companies that produce them. For example, most companies that sell seed purchase their seed inventories from production growers at market prices and retain in the seed in inventory until it is sold. Companies that produce fertilizers and other crop protectants, in particular, are heavily dependent upon third parties for their production inputs such as nitrogen. The price of raw materials for many agricultural products are affected by factors such as weather conditions, global imbalances of supply and demand, and general economic conditions which are beyond the control of the companies that produce such agricultural products. Such companies may use hedging strategies to mitigate the risk of short-term changes in the price of their production inputs, but they may not be able to avoid the risk of medium- and long-term changes. Accordingly, increases in the price of raw materials may negatively impact the cost of agricultural products sold or cause the companies that produce agricultural products to increase the sale prices of their products which could adversely affect their revenues with reduced sales.

The agriculture industry is subject to extensive environmental, safety and health laws and regulations, and compliance with, or failure to comply with, existing or future laws and regulations could adversely affect companies operating in the agriculture industry.

        The agriculture industry is subject to increasingly stringent environmental, safety and health laws and regulations. In the United States alone, agricultural operations are subject to a comprehensive federal and state regulatory regime, including the federal Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Emergency Planning and Community Right-to-Know Act, Toxic Control Act and their state analogs. In addition to possible civil and criminal penalties imposed upon companies operating in the agriculture industry for violating the requirements of applicable laws and regulations, companies that use hazardous and other regulated materials, in particular, may face increased capital expenses to modify their facilities, equipment and products to comply with these laws and regulations. The laws and regulations applicable to the agriculture industry may also directly or indirectly influence factors affect agricultural business, such as the number of acres planted, the mix of crops planted, crop prices, the level of agricultural product inventories and the amounts of and locations where fertilizer may be applied. One cannot predict the direction of future laws and regulations affecting the agriculture industry may take, and this may introduce unpredictability and volatility in the operating results of companies in the agriculture industry.

Companies that specialize in the manufacture of ethanol and other energy-related products with certain agricultural products face risks in addition to those other companies operating in the agriculture industry.

        Driven by environmental and health concerns, there has been increasing legislation, especially in the U.S., that either encourages or requires use of alternative fuel sources such as ethanol that are produced by processing corn and other biomass. For example, in the U.S. the federal Clean Air Act Amendments of 1990 established two major oxygenated gasoline programs to reduce carbon dioxide and smog in certain urban areas by requiring the use of oxygenated fuels such as ethanol. Correspondingly, companies that specialize in the manufacture of alternative fuel sources such as ethanol produced by processing certain agricultural products have been increasing.

        If we engage in the production of ethanol and other energy-related products produced with certain agricultural products, we may face additional risks that may not be shared by other companies in the agriculture industry. For example, although ethanol production has grown significantly and rapidly in recent years with a corresponding increase in the number of ethanol producers, there is no guarantee that the demand for ethanol will similarly continue to increase. The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, whether the phase out or restrictions on the use of traditional energy products continues and the development of other technologies or products that may compete with ethanol and ultimately make ethanol obsolete.

If we engage in international operations, we will be subject to additional risks associated with international business operations.

        If we engage in international operations, our business will be subject to special risks and uncertainties associated with international business, including difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations; unexpected changes in regulatory environments; changes in local political or economic conditions; currency fluctuations; tax rates that may exceed those in the United States; earnings that may be subject to withholding requirements; and the imposition of tariffs, exchange controls or other restrictions. Acts of terror or war may impair our ability to operate in particular countries or regions, and may impede the flow of goods and services between countries. Customers in weakened economies may be unable to purchase our products, or it could become more expensive for them to purchase imported products in their local currency, and we may be unable to collect receivables from such customers. Further, changes in exchange rates may affect our net income, the book value of our assets outside the United States, and our stockholder's equity.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be used as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option
Gross Proceeds
Offering gross proceeds	$120,000,000	$138,000,000
Gross proceeds from sale of founder warrants(1)	3,650,000	3,650,000

Total gross proceeds	$123,650,000	$141,650,000

Offering expenses(2)
Underwriting discount (3.0% of gross proceeds)	3,600,000	4,140,000
Contingent underwriting discount (4.0% of gross proceeds)(3)	4,800,000	5,520,000
Legal fees and expenses (including Blue Sky services and expenses)	285,000	285,000
Miscellaneous expenses(4)	80,000	80,000
Printing and engraving expenses	65,000	65,000
Filing fees	80,000	80,000
Accounting fees and expenses	25,000	25,000

Total offering expenses	$8,935,000	$10,195,000

Percentage of offering gross proceeds held in the trust account	99.5%	99.2%
Net proceeds (including contingent underwriting discount)	$119,515,000	$136,975,000
Working Capital	115,000	115,000
Proceed held in trust(5)	119,400,000	136,860,000

Total net proceeds (excluding contingent underwriting discount)(6)	$114,715,000	$131,455,000

Anticipated use of net proceeds not held in the trust account and up to $1.5 million of the interest earned on the trust account (net of taxes payable) that may be released to us to cover our operating expenses(7)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$870,000	$870,000
Legal and accounting fees relating to SEC reporting obligations	110,000	110,000
Administrative fees relating to office space	260,000	260,000
Working capital to cover miscellaneous expenses, director and officer insurance and reserves, and liquidation expenses if necessary(8)	375,000	375,000

Total	$1,615,000	$1,615,000

(1)
There is no placement fee paid or payable by us in connection with the sale of the founder warrants.

(2)
A portion of the offering expenses have been paid from the funds advanced to us by Shermen Capital Partners, LLC as part of the $150,000 limited recourse loan described below.

(3)
The underwriters have agreed to defer this amount until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fees (less $0.24 for each share of common stock converted to cash in connection with our initial business combination) to the underwriters out of the proceeds of this offering held in a trust account at [    •    ], maintained by Continental Stock Transfer & Trust Company acting as trustee.

(4)
Miscellaneous expenses include the reimbursement of Shermen Capital Partners, LLC, and our directors and officers for out-of-pocket expenses incurred in connection with the offering.

(5)
Equivalent to $5.97 per unit if the underwriters over-allotment option is not exercised, and approximately $5.95 per unit if the underwriters over-allotment option is exercised in full.

(6)
The total net proceeds includes an aggregate of approximately $3,650,000 payable immediately after with this offering by certain of our directors and officers for the purchase of 5,214,286 warrants through Shermen WSC Holding LLC in a private placement concurrently with this offering.

(7)
These are estimates only. Our actual expenditures for some or all of these items may differ from those set forth herein.

(8)
We currently estimate costs and expenses to be incurred in connection with our plan of dissolution and liquidation to be at approximately $50,000 to $75,000.

        We intend to use the proceeds from the sale of the units and the founder warrants to acquire an operating business in the agriculture industry.

        Of the net proceeds we receive from our unit offering and the private placement of the founder warrants, $119,400,000 (approximately $5.97 per unit) will be deposited into a trust account at [    •    ], maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Additionally, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of the funds in the trust account to make a down payment or deposit or fund a lock-up or "no-shop" provision, with respect to a potential business combination. If so, any such amount would be based on the terms of the specific transaction and the amount of available funds at the time. If we use a significant portion of our funds for such a purpose and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of a business combination. Additionally, the proceeds held in the trust account will be used to pay the underwriters a deferred fee equal to 4.0% of the gross proceeds of the unit offering, or $4,800,000, less $0.24 for each share of common stock converted to cash in connection with our initial business combination, upon the consummation of our initial business combination; this portion of the proceeds held in the trust account will not be available for our use to acquire an operating business. We may use all of the remaining net proceeds of this offering held in the trust account to acquire an operating business. However, we may not use all of the remaining proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock, debt securities or bank financing. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, may be used to finance the operations of the target business, which may include subsequent acquisitions.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account, approximately $115,000 and one half of the interest on the trust account, net of taxes payable, up to a total of $1,500,000, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

  •
  approximately $870,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including without limitation third party fees for assisting us in performing due diligence investigations of perspective target businesses;

  •
  approximately $110,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

  •
  approximately $260,000 of expenses in fees relating to our office space and certain general and administrative services; and

  •
  approximately $375,000 for general working capital that will be used for miscellaneous expenses, including approximately $200,000 for director and officer liability and other insurance premiums and $150,000 for the repayment of the limited recourse loan from Shermen Capital Partners, LLC.

        We intend to use the excess working capital (approximately $375,000) for premiums for director and officer liability insurance (approximately $200,000) and the repayment of the limited recourse loan from Shermen Capital Partners, LLC ($150,000), with the balance of $25,000 being held in reserve for reimbursement of any out-of-pocket expenses incurred by our existing stockholders, directors and officers in connection with activities on our behalf as described below. We expect that due diligence of a prospective target business will be performed by some or all of our existing stockholders, directors and officers. None of our existing stockholders, directors or officers will receive any compensation for their due diligence efforts, other than reimbursement of any reasonable out-of-pocket expenses they may incur on our behalf while performing due diligence of a prospective target business. To date, our existing stockholders, directors and officers have not performed due diligence of any prospective target business. Any reimbursement of reasonable out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for a down payment, exclusivity fees, finder's fees or similar fees or compensation, each of which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used to finance the operations of the target business and to pay finders' fees, if any.

        We believe that, upon consummation of this offering, the amount of the net proceeds from this offering and the sale of the founder warrants not held in the trust account, (approximately $115,000 after the payment of the expenses relating to this offering), and the interest on the trust account, net of taxes, up to a total of $1,500,000 available for working capital purpose will be sufficient to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. These amounts are based on management's estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available funds in pursuit of a business combination that is not consummated. If we do not have sufficient funds available to cover our expenses, we may be forced to obtain additional financing, either from our existing stockholders, directors and officers or third parties. We may not be able to obtain additional financing and our existing stockholders, directors and officers are not obligated to provide any additional financing. If we do not have sufficient funds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

        We have agreed to pay a monthly fee of $9,950 for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by Shermen Capital Partners, LLC is at least as favorable as we could have obtained from an unaffiliated third party. Francis P. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC.

        The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or less, or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income earned on investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        Neither we nor any other person or entity will pay any of our existing stockholders, directors or officers or any entity with which they are affiliated, any finders fee or other compensation for services rendered to us prior to or in connection with a business combination. However, our existing stockholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing due diligence on a suitable business combination. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons for periods after a business combination.

        Public stockholders will be entitled to receive the amount in our trust account, including the amount representing the deferred portion of the underwriters' fee and any interest earned on the trust account (net of taxes payable) not made available to fund our working capital requirements in the event of our liquidation upon our failure to complete a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). Public stockholders voting against a business combination will also be entitled to convert their stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, including the amount held in the trust account representing the deferred portion of the underwriters' fee and any interest earned on their pro rata share (net of taxes payable) not made available to fund our working capital requirements. In no other circumstances will a public stockholder have any right to or interest of any kind in the trust account.

        In the event of our liquidation, as described above, our existing stockholders, directors and officers will be entitled to receive funds from the trust account solely with respect to any shares of common stock which they purchased in this offering.

CAPITALIZATION

        The following table sets forth our capitalization at March 31, 2007, and "As Adjusted" to give effect to the sale of our units and the founder warrants and the application of the estimated net proceeds derived from the sale of such securities and assuming the filing of our Amended and Restated Certificate of Incorporation.

	March 31, 2007
		As Adjusted(1)
	Actual	Without Over-Allotment Option	With Over-Allotment Option
Note payable(2)	$150,000	$150,000	$150,000

Total debt	$150,000	$150,000	$150,000

Contingent underwriting discount		2,880,000(3)	3,312,000(4)
Common stock, $0.0001 par value, -0-, 7,999,999 and 9,199,999 shares which are subject to possible conversion, shares at conversion value		47,759,994	54,743,994

Stockholders' equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—	$—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 5,000,000 issued and outstanding, 17,000,001 shares issued and outstanding (excluding 7,999,999 shares subject to possible conversion) and 19,550,001 issued and outstanding (excluding 9,199,999 shares subject to possible conversion)(5)	500	1,700	1,955
Additional paid-in capital(6)	24,500	68,898,306	78,942,051
Earnings accumulated during the development stage	(20,477)	(20,477)	(20,477)
Total stockholders' equity	$4,523	$68,879,529	$78,923,529

Total capitalization	$154,523	$119,669,523	$137,129,523

(1)
Excludes the $100 purchase price of the purchase option payable by the representatives of the underwriters.

(2)
The note payable represents the note issued to Shermen Capital Partners, LLC. The final maturity for this non-interest bearing, limited recourse loan is five business days after twenty-four months after the date of this offering, but to the extent that our working capital in any month, including one-half of the interest earned on the trust account, net of taxes, that is released to us in that month, is greater than our current expenses in that month, all or a portion of such excess maybe applied to a prepayment of the $150,000 loan from Shermen Capital Partners, LLC.

(3)
Assumes that we have converted the maximum of 7,999,999 shares to cash in connection with our initial business combination, reducing the underwriters' fee by $0.24 per share, or approximately $1,920,000. If no shares were converted to cash in connection with our initial business combination, the underwriters' fee payable would be $4,800,000.

(4)
Assumes that we have converted the maximum of 9,199,999 shares to cash in connection with our initial business combination, reducing the underwriters's fee by $0.24, or approximately $2,208,000. If no shares were converted to cash in connection with our initial business combination, the underwriters' fee payable would be $5,520,000.

(5)
If we consummate a business combination, our public stockholders who vote against such business combination will be entitled to convert their stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, including the amount held in the trust account representing the deferred portion of the underwritings' fee and any interest earned on their pro rata share (net of taxes) not made available to us to fund our working capital requirements. In connection with the exercise of such conversion rights, our existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

(6)
Includes an aggregate of approximately $3,650,000 payable immediately after to this offering by certain of our directors and officers for their purchase of 5,214,286 founder warrants through Shermen WSC Holding LLC in a private placement.

        If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, directors and officers, may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, including the amount held in the trust account representing the deferred portion of the underwriters' fee and all accrued interest (net of taxes payable) not made available to us for working capital requirements as of two business days prior to the consummation of the business combination, divided by the number of units sold in this offering.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

        At March 31, 2007, our net tangible book value was a deficiency of $452,887, or approximately $(0.09) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units, the deduction of underwriting discounts and estimated expenses of this offering, a 1.15 for 1 forward stock split of our common stock to be effected immediately prior to this offering, pursuant to which our existing stockholders will receive an additional 750,000 shares (these 750,000 shares are subject to forfeiture on a pro rata basis in the event that the underwriters' over-allotment option is exercised but not exercised in full) and assuming forfeiture of 750,000 shares issued to our existing stockholders in the 1.15 for 1 forward stock split, our pro forma net tangible book value (as decreased by the value of 7,999,999 shares of common stock which may be converted into cash) at March 31, 2007 would have been $68,879,529 or $4.05 per share, representing an immediate increase in net tangible book value of $4.14 per share to the existing stockholders and an immediate dilution of $1.95 per share or 33% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book deficit before this offering	$(0.08)
Increase attributable to new investors	$4.14

Pro forma net tangible book value after this offering without exercise of over-allotment		$4.05

Dilution to new investors without exercise of over-allotment		$1.95

Pro forma net tangible book value after this offering with exercise of over-allotment		$4.04

Dilution to new investors with exercise of over-allotment		$1.96

        For purposes of presentation, our pro forma net tangible book value after this offering is approximately $47,759,994 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        If holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination). If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering.

        The pro forma net tangible book value after the offering, assuming the underwriters' over-allotment option is not exercised, is calculated as follows:

Numerator:
Net tangible book value before this offering	$(452,887)
Net proceeds from this offering and private placement of warrants	119,515,000
Offering costs accrued for or paid in advance and excluded from net tangible book value before this offering	457,410
Less deferred underwriters' fee payable on consummation of a business combination(1)	(2,880,000)
Less: Proceeds held in the trust account subject to conversion to cash (7,999,999 shares × $5.91)	(47,759,994)

$68,879,529

Denominator:
Shares of common stock outstanding prior to this offering(2)	5,000,000
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion(3)	(7,999,999)

17,000,001

        The pro forma net tangible book value after the offering, assuming the underwriters' over-allotment option is exercised, is calculated as follows:

Numerator:
Net tangible book value before this offering	$(452,887)
Net proceeds from this offering and private placement of warrants	136,975,000
Offering costs accrued for or paid in advance and excluded from net tangible book value before this offering	457,410
Less deferred underwriters' fee payable on consummation of a business combination(1)	(3,312,000)
Less: Proceeds held in the trust account subject to conversion to cash (9,199,999 shares × approximately $5.89)	$(54,743,994)

$78,923,529

Denominator:
Shares of common stock outstanding prior to this offering	5,750,000
Shares of common stock included in the units offered	23,000,000
Less: Shares subject to conversion	(9,199,999)

19,550,001

(1)
The deferred underwriting discounts and commissions are subject to a $0.24 per share reduction for stockholders who exercise their conversion rights.

(2)
After giving effect to the forfeiture of 750,000 shares to be issued to our existing stockholders in the 1.15 for 1 forward stock split to be effected immediately prior to this offering, assuming the underwriters' over-allotment option is not exercised.

(3)
Does not reflect the possible forfeiture of shares by our existing stockholders, in connection with the exercise by our public stockholders of their conversion rights, of a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of a business combination (without giving effect to any shares that may be issued in the business combination).

        The following table sets forth information with respect to our existing stockholders and the new public investors, assuming no value is attributed to the warrants included in the units:

	Shares Purchased			Total Consideration
						Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	5,000,000	(1)	20.00%	$25,000	0.02%	$0.00
New public investors	20,000,000		80.00%	120,000,000	99.98%	$6.00

	25,000,000		100%	$120,025,000	100%

(1)
Excludes 750,000 shares to be issued to our existing stockholders in the 1.15 for 1 forward stock split to be effected immediately prior to this offering that are subject to forfeiture if the underwriters' over-allotment option is not exercised.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a blank check company organized under the laws of the State of Delaware on April 18, 2006. We were formed to acquire a business operating in the agriculture industry through a merger, capital stock exchange, asset acquisition or other similar business combination. We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions, formal or otherwise, with any target business with respect to a business combination. We intend to use cash derived from the proceeds of this offering and the sale of the founder warrants, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

        The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

  •
  may significantly reduce the equity interest of our stockholders;

  •
  may cause a change in control if a sufficient number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present directors and officers; and

  •
  may adversely affect prevailing market prices for our common stock.

        Similarly, if we incur debt, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any trust indenture, finance agreement or debt instrument, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand; and

  •
  our inability to obtain additional financing, if necessary, to the extent any trust indenture, finance agreement or debt instrument contains covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

        To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

        Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of 5,000,000 shares of our common stock to the existing stockholders, and an advance from Shermen Capital Partners, LLC that is more fully described below. We estimate that the net proceeds from the sale of the units and the founder warrants in a private placement will be $119,515,000 (or $136,975,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $535,000 and underwriting discounts of $3,600,000 (or $4,140,000 if the over-allotment option is exercised in full). Of this amount, $119,400,000 (or $136,860,000 if the over-allotment option is exercised in full), will be held in the trust account and the remainder, approximately $115,000, in either case will not be held in the trust account. The size of this offering and the amount to be placed in the trust account was based on the negotiation between the underwriters and our management and their respective analyses based on publicly available information and their respective experiences and expertise of the amount that could be raised for us and the likelihood of finding an acquisition candidate in the agriculture industry and other factors discussed under the caption "Underwriting—Pricing of Securities." Of the proceeds held in trust, an amount equal to 4.0% of the gross proceeds of the unit offering, or $4,800,000, less $0.24 for each share of common stock converted to cash in connection with our initial business combination, will be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We may use all of the remaining net proceeds of this offering held in the trust account to pay underwriting fees to the underwriters and to acquire an operating business. However, we may not use all of such amount in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock, debt securities or other debt. In that event, the proceeds held in the trust account (excluding the amount held in the trust account representing the deferred portion of the underwriters' fee), as well as any other net proceeds not expended, may be used to finance the operations of the target business, including subsequent acquisitions.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used to finance the operations of the target business and to pay finders' fees, if any.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account, approximately $115,000 and one half of the interest on the trust account, net of taxes, up to a total of $1,500,000, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

  •
  approximately $870,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, including without limitation third party fees for assisting us in performing due diligence investigations of prospective target businesses;

  •
  approximately $110,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

  •
  approximately $260,000 of expenses in fees relating to our office space and certain general and administrative services; and

  •
  approximately $375,000 for general working capital that will be used for miscellaneous expenses, including approximately $200,000 for director and officer liability and other insurance premiums and $150,000 for the repayment of the limited recourse loan from Shermen Capital Partners, LLC.

        We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

        As of December 31, 2006, Shermen Capital Partners, LLC loaned $150,000 to us for payment of organizational and offering expenses. This limited recourse loan is non-interest bearing and will be payable five business days after twenty-four months after the date of this offering, but to the extent that our working capital in any month, including one-half of the interest earned on the trust account, net of taxes, that is released to us in that month, is greater than our current expenses in that month, all or a portion of such excess may be applied to a prepayment of the $150,000 loan from Shermen Capital Partners, LLC.

        We have agreed to pay a monthly fee of $9,950 for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by Shermen Capital Partners, LLC is at least as favorable as we could have obtained from an unaffiliated third party. Francis P. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC.

        We have also agreed to sell the representatives of the underwriters, for $100, an option to purchase up to a total of 700,000 units in the aggregate (350,000 units for each representative), consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring four years after the date of this prospectus. The warrants underlying the units will have terms that are identical to those being issued in this offering, except that each warrant entitles the holder to purchase one share of our common stock at a price of $6.25.

        The sale of the option will be accounted for as a cost attributable to the offering. Accordingly, there will be no impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We used a volatility of 52.13% to calculate the value of the purchase option. This volatility measurement was based on the average 90-day Bloomberg volatility of a portfolio of ten publicly-traded U.S. agriculture companies with market capitalizations between $50,000,000 and $500,000,000. We believe that such average volatility provides an objective and reasonable estimate for the price volatility of other small-cap companies operating in the agriculture sector. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $0.60, using an expected life of four years, volatility of 52.13%, and a risk-free rate of 4.92%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to management. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the specified period, the option will become worthless.

        The holders of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

        We have agreed to issue on the closing date of this offering to certain of our directors and officers through Shermen WSC Holding LLC 5,214,286 founder warrants for a total purchase price of $3,650,000, or $0.70 per warrant. Until we have completed a business combination, such directors and officers have agreed not to sell or transfer the founder warrants. The purchase of the founder warrants as well as the sale and transfer restriction on the founder warrants is designed to ensure that such directors and officers acquire the founder warrants at market value. Therefore, we intend to treat the $3,650,000 amount to be paid for the founder warrants as paid-in capital. Neither the Company nor the underwriters will incur and/or receive any fees, charges or compensation related to the founder warrants.

PROPOSED BUSINESS

Introduction

        We are a blank check company organized under the laws of the State of Delaware on April 18, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry.

Agriculture Industry

        The agriculture industry is one of the largest segments of the United States' economy with gross cash income of in 2004 of $271.7 billion dollars or approximately 2.3% of U.S. gross domestic product or GDP.* Growth in the U.S. agriculture industry is driven by worldwide demand for agricultural products, which is primarily driven by population and economic growth, dietary trends, alternative fuel development and consumption and governments' actions. According to the United States Department of Agriculture, or USDA, the global population is anticipated to grow at a rate of 1.1% per annum between 2006 and 2015, which will be a primary driver in the global demand for agricultural products, and by extension the U.S. agriculture industry. The Food and Agricultural Organization of the United Nations estimates global demand in agricultural products will grow at a rate of 1.6% per annum through 2015.** Based on trends in global population and demand for agricultural products, the USDA, forecasts that U.S. gross agriculture cash income will increase from $271.7 billion in 2004 to $312.5 billion by 2015, representing a compound annual growth rate, or CAGR, of approximately 1.3%.

        Our management intends to focus its efforts on a business combination in the United States. If an attractive foreign business opportunity presents itself, however, our management intends to pursue it.

Market Opportunities

        Based on the experience of our management and directors, there are numerous market characteristics and trends associated with the agriculture industry that make it an attractive industry for targeting a business combination:**

*
All numbers and statistics in this paragraph are based on the USDA Agricultural Baseline Projections to 2015 Report, except the U.S. GDP number which is based on the Bureau of Economic Analyses, a division of the U.S. Department of Commerce, as of April 28, 2006, and except as otherwise indicated.

**
World Agriculture: Toward 2015/2030 Summary Report.

•
Large Target Market. According to the USDA, in 2004, aggregate farm cash expenditures, which represent the value of goods and services purchased by farmers in the United States, totaled approximately $186.2 billion. These aggregate farm cash expenditures are expected to increase from $186.2 billion in 2004 to $196.7 billion in 2005, representing a year-over-year increase of approximately 5.6%. In addition, the USDA forecasts that aggregate farm cash expenditures will increase from $186.2 billion in 2004 to $250 billion by 2015, representing a CAGR of approximately 2.7%. Continued growth in aggregate farm cash expenditures could increase further as demand for field crops, primarily corn, used in the production of alternative fuels increases due to mandates included in the Energy Policy Act of 2005, which requires a minimum of 7.5 billion gallons of renewable fuel use in gasoline (with credits for biodiesel) by 2012 (which is nearly double the capacity available in 2005).

•
Highly Fragmented Industry. The agriculture industry is highly fragmented. According to Hoover's Inc., as of May 2, 2006, there were at least 583 companies, comprised of 142 and 429 public and private companies, respectively, engaged in businesses operating within the agriculture industry. Aggregating smaller companies may offer the potential to create economies of scale, including expanded distribution capabilities, corporate efficiency and greater capital resources.

  •
  Rapidly Evolving Industry. Within the last several years, several factors have transformed the agriculture industry. We anticipate that these changes will create opportunities for new entrants into the industry and expansion of existing agriculture-related companies. We believe, based on the experience of our management, that the agriculture industry will continue to be driven by the following key trends which may create business combination opportunities:

•
Focus on Value-Added Products and Services—Based on the current demographic of U.S. farmers, our management believes that as older farmers approach retirement, the transition of the existing farm base will result in a stratified farm acreage landscape characterized by three distinct types of farmers: large commodity growers, specialty growers and small single-crop growers. Our management believes that the impact of this stratification will be a shift toward outsourcing of an increasing amount of the day-to-day maintenance of crops. The move towards outsourcing crop maintenance should create a number of opportunities for companies to provide value-added products and services that have resonated less with previous generations of farmers.

•
Requirement of Technological Advancement—The total planted acreage for the eight major field crops (corn, sorghum, barley, oats, wheat, rice, cotton and soybeans) is projected to be approximately 245 million acres per year every year from 2006 through 2015. It is likely that crop yields will need to increase in order to meet the increasing demand for agricultural products over that same time period. Technological improvements in crop protection chemicals and genetically modified seeds will be the primary drivers of enhancement crop yields. Since 2000, the percentage of soybeans and cotton (two crops with genetically modified seeds with crop protection traits) planted have increased from 54% to 87% and 61% to 79%, respectively, demonstrating the increasing demand for enhanced productivity from a relatively stable planted acreage base.

•
Demand for Alternative Fuels—In recent years, dramatic increases in the price of crude oil have generated increased demand for alternative fuels. In particular, The Energy Policy Act of 2005 mandates a minimum of 7.5 billion gallons of renewable fuels be used in gasoline by 2012, which is almost double the production capacity in 2005. In order to meet the alternative fuel mandates, there will be increased demand for field crops including corn, canola and sugar cane, which are the primary feedstock of many alternative fuels. The increased demand for these technical crops will also cause demand for other agricultural products such as fertilizer, seed, and crop protection chemicals, as well as the equipment and related services required to produce the necessary crop yields.

Although we may consider a target business in any segment of the agriculture industry, we anticipate that our initial business combination may be a company engaged in one or more of the following businesses:

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  Agricultural Commodities Trading—trading and brokering of physical agricultural products in bulk such as fertilizer, chemicals, and seed.

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  Agricultural Equipment—manufacturing or selling of agricultural equipment.

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  Agricultural Financing—providing secured financing to farmers and other market participants.

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  Agricultural Product Manufacturing—manufacturing, distribution or sale of agricultural nutrients and chemicals such as fertilizers, crop protection chemicals and seeds.

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  Alternative Fuels—manufacturing, distribution or sale of agricultural-based alternative fuels such as ethanol and bio fuels

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  Distribution—providing logistics services, transportation and storage of agricultural related products such as fertilizer, crop protection chemicals and seeds.

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  Farm & Crop Management—owning and managing farmland.

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  Golf Course and Lawn & Garden Maintenance—manufacturing and/or distributing agricultural products such as fertilizers and seed to these specialized industries.

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  Livestock Feed & Animal Health Products—manufacturing or selling of specialty products for this industry.

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  Agricultural Industry Support Services—providing services that support or help consolidate back office functions for farmers and agriculture-related companies.

Effecting a Business Combination

General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering and the sale of the founder warrants in a private placement, our capital stock, debt or any combination thereof to effect a business combination involving an operating business in the agriculture industry. Although substantially all of the net proceeds of this offering (excluding the amount held in the trust account representing the deferred portion of the underwriters' fees) are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any business combination. A business combination may involve the acquisition of, or merger with, an operating business that does not need substantial additional capital but desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. We believe these consequences include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company that may be financially unstable or in the early stages of development or growth or weak management, but, in our belief, possesses long-term growth potential.

We have neither selected nor approached any target businesses

        We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. None of our officers, directors, promoters or any other representative acting on our behalf and no other affiliate of the company has had a preliminary contact or discussion, formal or otherwise, with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company. Subject to the requirement that our initial business combination must be with an operating business in the agriculture industry that has a fair market value equal to at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, at this time there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination.

Established deal sourcing network and sources of target businesses

        We believe that our management and directors have strong reputations within the investment community developed over their years in the agribusiness investment banking, leveraged buyout and hedge fund industries. Through the experience of our management and directors, we believe that we have extensive contacts and sources from which to generate acquisition opportunities in the agriculture industry. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, securities broker dealers, attorneys and accountants and other members of the financial community, who may present solicited or unsolicited proposals. Our directors and officers as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. In no event, however, will any of our existing stockholders, directors or officers or any entity with which they are affiliated be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, Shermen Capital Partners, LLC will receive reimbursement for any reasonable out-of-pocket expenses incurred by it in connection with our organization and this offering and our existing stockholders, directors and officers will also receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing due diligence on a suitable business combination. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of reasonable out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine if any remuneration will be paid to those persons after a business combination.

        We do not have any specific business combination under consideration and we have not (nor has anyone acting on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates acting on our behalf) been approached by any candidates (or a representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

        While we do not presently anticipate engaging the services of professional firms or other individuals that specialized in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction.

Selection of target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with an operating business in the agriculture industry that has a fair market value equal to at least 80% of our net assets at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting prospective target business. We expect that our management will diligently review all of the proposals we receive with respect to a prospective target business. In evaluating a prospective target business, our management team will likely consider one or more of the following factors:

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  financial condition and results of operations;

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  both long-term and short-term growth potential;

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  experience and skill of the target's management and availability of additional personnel;

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  earnings before interest, taxes, depreciation and amortization charges;

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  consistent operating margins;

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  nature of the customers and contracts;

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  stability and continuity in customer relationships;

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  capital requirements;

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  competitive position;

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  barriers to entry in the relevant agriculture industry sector;

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  degree of current or potential market acceptance of the services, processes or products;

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  proprietary features and degree of intellectual property or other protection of the services, processes or products;

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  regulatory environment of the relevant industry sector;

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  potential growth in government spending in the segment in which the target company operates;

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  stage of development of services, processes or products; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with an operating business will be based on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we intend to conduct an extensive due diligence review of the target business that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.

        Francis P. Jenkins, Jr., our chairman and chief executive officer, and G. Kenneth Moshenek, our president and chief operating officer, served as chief executive officer, and president and chief operating officer, respectively, of Royster-Clark, Inc. under employment agreements that contain a non-competition provision. These agreements prohibit Messrs. Jenkins and Moshenek from directly or indirectly, as an employee, partner, stockholder, director, consultant, joint venturer, investor or in any other capacity, engaging in, or owning, managing, operating or controlling, or participating in the ownership, management, operation or control of any business or entity that engages in a substantially similar business or line of business as those conducted by Royster-Clark, Inc. until July 22, 2010. According to publicly filed documents, Royster-Clark engages in the retail and wholesale distribution of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, primarily in the Southeast and Midwest regions of the United States. Although Messrs. Jenkins and Moshenek are not currently in breach of the non-competition provision because at this time our purpose is to acquire an operating business in the agriculture industry, to the extent that an entity we identify as a potential target may have operations that are similar to those of Royster-Clark, Inc., such potential target might need to dispose of such operations as part of a business combination with us, which could be time-consuming or might not be economically feasible without rendering such potential target less economically viable after the business combination. If this occurred, it would make us a less attractive buyer for the entity and adversely impact our position among competing acquirers. Further we cannot be certain that the acquisition of a target business will not be challenged as being "substantially similar" to those of Royster-Clark, Inc. Such a challenge, if one occurred, could be costly and time-consuming, making such target business less attractive, given our limited time and resources for our initial business combination.

        In addition to the non-competition provision described above, the employment agreements Messrs. Jenkins and Moshenek had with Royster-Clark, Inc. prevent them from utilizing confidential information of and soliciting for employment any current employee or contractors of Royster-Clark, Inc. with certain exceptions. We believe that there are qualified individuals with expertise in the agriculture industry we can employ in the future, and thus we do not believe that these confidential information and non-solicitation provisions will have any significant impact upon our ability to locate attractive target businesses or the structure of a possible business combination.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we will not pay any finders or consulting fees to our existing stockholders, directors or officers or special advisors, or any of their respective affiliates, for services rendered in connection with a business combination, we will reimburse them for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf.

Fair market value of target business

        The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. To the extent we acquire less than 100% of a business, we will calculate 80% of our net assets based on the value of the portion of the business we acquired. In addition, in case of a share exchange, the 80% threshold would be determined by the resulting interest we would receive in the aggregate following consummation of the transaction. We will not acquire less than a controlling interest in a business, by which we mean that after the business combination either (i) if we acquire securities of the target or the target is merged with one of our subsidiaries, we will own a percentage of the voting securities of the target sufficient to elect a majority of the board of directors of the target; or (ii) if we acquire assets of the target or the target is merged with us, the business and affairs of the target will be managed by or under the direction of our board of directors or the board of directors of one of our subsidiaries. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. We expect that any such opinion will be included in the proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has a sufficient fair market value and no conflict of interest exists.

Probable lack of business diversification

        The net proceeds from this offering and the sale of the founder warrants, excluding the deferred underwriters' fee equal to 4.0% of the proceeds of the unit offering, or $4,800,000, will provide us with approximately $119,400,000 which we may use to complete a business combination. Our initial business combination must be with an operating business in the agriculture industry whose fair market value is equal to at least 80% of our net assets at the time of such acquisition. As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification:

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  will result in our dependency upon the performance of a single operating business;

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  will result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

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  may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. We may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the target business' management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, although our directors and officers intend to remain associated with us after the consummations of our initial business combination, the future role, if any, of our directors and officers in the target business cannot presently be stated with any certainty since we cannot predict the structure of the business combination or the operations of the target company we will pursue. For example, Messrs. Jenkins and Moshenek may be required to resign from our board of directors if we consummate a business combination with an acquisition candidate in the United States that engages in a substantially similar business or line of businesses as those conducted by Royster-Clark, Inc. According to publicly filed documents, Royster-Clark, Inc. engages in the retail and wholesale distribution of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, primarily in the Southeast and Midwest regions of the United States. Although we expect one or more members of our management to serve on our board of directors following a business combination, subject to continued election by the stockholders, it is unlikely that any of our officers or directors will devote their full efforts to our affairs subsequent to a business combination. We may request continued representation of our management on the board of directors in our negotiation with a target company. We will consider a target company's response to this request in determining whether the acquisition is in the best interest of our shareholders. Moreover, we cannot assure you that our directors and officers will have significant experience or knowledge relating to the operations of the particular target business acquired. For example, if we were to acquire a target business with diverse operations or a division of a company that has a specialized operation, we may have to hire additional management personnel for our post-business combination operations.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management of the target business.

Opportunity for stockholder approval of a business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the target business.

        In connection with any vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders, directors and officers. As a result, our existing stockholders, directors and officers will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders other than our existing stockholder, directors and officers. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights.

        Our threshold for conversion rights has been established at 40% in order for our offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have increased the conversion threshold from 20% to 40% to reduce the likelihood that a small group of investors holding a large block of our stock will exercise undue influence on the approval process and be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, directors and officers, the right to have such stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders, directors and officers will not have this right with respect to the shares owned by them because they have agreed to vote their shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders, directors and officers. The actual per-share conversion price will be equal to the amount in the trust account, including the amount held in the trust account representing the deferred portion of the underwriters' fee, and all accrued interest (net of taxes payable) not made available to us for working capital requirements as of two business days prior to the consummation of the business combination, divided by the number of units sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $5.97, or $0.03 less than the per-unit offering price of $6.00. There may be a disincentive for public stockholders to exercise their conversion rights due to the fact that the amount available to such stockholders is likely to be less than the purchase price paid for the unit in the offering. Voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights prior to the time the business combination is voted upon by the stockholders. To exercise such conversion rights, a stockholder must have such stockholder's broker electronically tender such stockholder's shares to the transfer agent using the facilities of the Depositary Trust Company (or, in the event that such stockholder had previously requested and received a physical certificate, surrender such physical certificate to the transfer agent), accompanied by a letter of instruction and must comply with such other procedures as we may reasonably establish, by 5:00 P.M., Eastern Standard Time, on the business day immediately preceding the date of a meeting held for that purpose. However, the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting.

        Traditionally, blank check companies have allowed converting stockholders to tender their shares after the stockholders meeting held to vote on a business combination. This procedure created uncertainty in determining whether the number of converting stockholders would result in a business combination failing. To avoid this uncertainty, we have instituted the requirement of tendering shares by converting stockholders prior to the time a business combination is voted upon by our stockholders by instructing their brokers to electronically tender their shares to the transfer agent using the facilities of the Depositary Trust Company (or, in the event that such stockholders had previously requested and received physical certificates, to surrender such physical certificates to the transfer agent). Public stockholders eligible to convert their shares who fail to comply with the procedures above by 5:00 P.M., Eastern Standard Time, on the business day immediately preceding the date of the stockholders meeting held to vote on a business combination will forfeit their right to receive the conversion price. We intend to remind our public stockholders of our conversion procedures in the proxy statement used in connection with the solicitation of the stockholder vote for a business combination. If a business combination is not consummated, we will return the shares tendered by the stockholders who elected conversion by returning such stockholders' shares electronically through the facilities of the Depositary Trust Company (or, in the event that such stockholders had surrendered physical certificates, by returning such certificates by overnight mail), and will seek another acquisition target.

        We will, upon confirmation that the shares which have been converted have been electronically tendered (or the physical certificates for such shares have been surrendered) to our transfer agent, accompanied by a letter of instruction, and compliance with such other procedures as we may reasonably establish by 5:00 P.M., Eastern Standard Time, on the business day immediately preceding the date of the stockholders meeting held to vote on a business combination, pay or cause the trust account to pay in accordance with the letter of instruction, the aggregate pro rata share of the trust account payable in respect of the shares so tendered and covered by such letter of instruction (after giving effect to any required tax withholdings) to the person to whom payment thereof is directed in such letter of instruction.

        We intend to distribute the funds to eligible stockholders who elect conversion promptly after completion of the business combination. Public stockholders eligible to convert their shares who fail to comply with the procedures above by 5:00 P.M., Eastern Standard Time, on the business day immediately preceding the date of the stockholders meeting held to vote on a business combination will forfeit their right to receive the conversion price.

        Public stockholders who convert their stock into their share of the trust account retain their warrants. We will not complete any proposed business combination for which our public stockholders owning 40% or more of the shares sold in this offering, other than our existing stockholders, directors and officers, both vote against a business combination and exercise their conversion rights. If a business combination is not consummated, we will return the shares tendered by the stockholders who elected conversion either by returning physical certificates or by electronically through the facilities of the Depositary Trust Company (or, in the event that such stockholders had surrendered their physical certificates, by returning such physical certificates by overnight mail), and will seek another acquisition target.

        If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration, or we may need to arrange for third party financing, if available.

        If holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination). If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering.

Plan of dissolution and liquidation if no business combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, as part of any plan of dissolution and distribution in accordance with the applicable provisions of the Delaware General Corporation Law, we will dissolve and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, including the amount representing the deferred portion of the underwriters' fees, plus any interest (net of taxes payable) not made available to fund our working capital requirements, plus any remaining net assets. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board has agreed to dissolve after the expiry of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in the trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in the trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in the trust account and the funds will not be available for any other corporate purpose. Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate the trust account to our public stockholders. Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock owned by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.

        Without taking into account interest, if any, earned on the trust account, the initial per-share liquidation value of the trust account would be approximately $5.97, or $0.03 less than the per-unit offering price of $6.00. We cannot assure you that the actual per-share liquidation value of the trust account will not be less than approximately $5.97, plus interest (net of taxes payable), due to claims of creditors. Our existing stockholders, other than Messrs. Pottinger, Prochaska and Jenkins, III, have agreed, subject to certain exceptions, that they will be personally liable, on a joint and several basis, to cover claims made by such third parties, but only if, and to the extent, the claims reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor or service provider for services rendered, or products sold, to us or by a prospective acquisition target. Based on representations made to us by these existing stockholders, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that these existing stockholders will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Further, these existing stockholders will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective acquisition target) or the underwriters. The indemnification is set forth in the insider letter agreements dated as of [    •    ], 2007, which are exhibits to the registration statement of which this prospectus forms a part. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and liquidation currently estimated at approximately $50,000 to $75,000).

        However, the per-share liquidation price received by our public stockholders could be less than approximately $5.97 per share because we cannot predict with certainty: (i) potential claims or lawsuits that may be brought against us; (ii) what waiver agreements, if any, we will be able to obtain from vendors, prospective target businesses and/or other entities with whom we engage in business; (iii) the amount of additional expenses that we may incur that exceeds the amount of the funds held outside of the trust account; and (iv) the ability of our existing stockholders, other than Messrs. Pottinger, Prochaska and Jenkins, III, to ensure that the funds held in the trust account are not reduced by claims of vendors, prospective target businesses and/or other entities with whom we engage in business and who have not executed a waiver.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

        Prior to completion of a business combination, we will seek to have all vendors, a prospective target business or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. We will promptly instruct the trustee to commence liquidating the investments constituting the trust account after the expiration of the applicable 18-month or 24-month period and upon the approval by our stockholders of our plan of dissolution and distribution.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred with respect to any suit not instituted prior to the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we are obligated to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Moreover, because we are obligated to obtain the waiver agreements described above, the funds held in trust should be excluded from the claims of any creditors who executed such agreements in connection with any bankruptcy proceeding.

        We may not be able to return to our public stockholders the liquidation amounts due them because we cannot predict with certainty: (i) potential claims or lawsuits that may be brought against us; (ii) what waiver agreements, if any, we will be able to obtain from vendors, prospective target businesses and/or other entities with whom we engage in business; (iii) the amount of additional expenses that we may incur that exceeds the amount of the funds held outside of the trust account; and (iv) the ability of our existing stockholders, other than Messrs. Pottinger, Prochaska and Jenkins, III, to ensure that the funds held in the trust account are not reduced by claims of vendors, prospective target businesses and/or other entities with whom we engage in business and who have not executed a waiver.

        We expect that all costs associated with the implementation and completion of our dissolution and distribution, which currently estimate to be approximately $50,000 to $75,000, will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose.

        We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

  •
  our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board's recommendation of such plan;

  •
  upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

  •
  if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

  •
  if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve of reject our plan of dissolution and distribution.

        In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Other than in the event of a public stockholder seeking to convert its shares into cash upon a business combination that such stockholder voted against and that is actually completed by us, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board's recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders.

Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

  •
  our management will take all actions necessary to liquidate the trust account as part of any plan of dissolution and distribution in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

  •
  upon consummation of this offering, a portion of the offering proceeds ($119,400,000) will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with, or following, a business combination, upon our liquidation or as otherwise permitted in our amended and restated certificate of incorporation;

  •
  prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

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  we may consummate the business combination only if approved by a majority of our stockholders and public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights;

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  if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share (based on the number of units sold in this offering) of the trust account;

  •
  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share (based on the number of units sold in this offering) of the trust account and any remaining net assets pursuant to a plan of dissolution and distribution adopted as provided therein; and

  •
  we may not consummate any other merger, acquisition, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business in the agriculture industry whose fair market value is equal to at least 80% of our net assets at the time of such business combination.

        Under Delaware law, the foregoing provisions may be amended if our board of directors adopts a resolution declaring the advisability of an amendment and calls a shareholders meeting, at which the holders of a majority of our outstanding stock vote in favor of such amendment. Any such amendment could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions. However, we view these provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek shareholder approval of, any amendment of these provisions.

        Neither we, nor our board of directors, have any present intention to propose, or seek stockholder approval of, any amendment of these provisions. However, our board of directors determined that an 80% super-majority vote, rather than the unanimous vote required by many other blank check companies, was an appropriate percentage for approval of any amendment to these provisions of our amended and restated certificate of incorporation because our directors believe that it is in the best interests of our stockholders for the directors to have an ability to revise the procedures for consummating a business combination. In addition, the directors believe that they would not be able to appropriately fulfill their fiduciary duties if they were prevented by our certificate of incorporation from proposing an amendment that they determine would be in the best interests of our stockholders. For example, if we enter into a definitive agreement with a target for a business combination, but are unable to complete the business combination transaction within 24 months from the date of this prospectus, our board of directors could determine that it is in the best interests of our stockholders to amend our amended and restated certificate of incorporation to extend the deadline to complete the business combination.

        However, in no event will we amend, nor will our board of directors propose to amend, any of these provisions of our amended and restated certificate of incorporation without including a provision that would permit all of the holders of the shares sold in this offering who vote against the proposal to convert their shares into their pro rata share of the trust account, or approximately $5.97 per share, without taking into account interest earned on the proceeds held in the trust account (net of taxes payable), if the amendment is approved. Unless the amendment is approved by 80% of our outstanding shares, the proposal to amend our amended and restated certificate of incorporation will not pass. If the proposed amendment is approved by 80% or more of our outstanding shares, stockholders who both vote against the amendment and elect to have their shares converted would receive their pro rata share of the trust account.

Competition

        In identifying, evaluating and pursuing a target business, we expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, human and other resources than us, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring a sizable target business will be limited by our available financial resources. This inherent competitive limitation gives certain others an advantage in pursuing the acquisition of a target business. Further:

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  our obligation to seek stockholder approval of a business combination may impede or delay the completion of a transaction;

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  our obligation to convert shares of common stock into cash in certain instances may reduce the resources available to effect a business combination; and

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  our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by a target business.

        Any of these factors may place us at a competitive disadvantage in consummating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

        If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target business. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

        We do not own any real estate or other physical properties. Our headquarters are located at c/o The Shermen Group, 1251 Avenue of the Americas, Suite 900, New York, NY 10020. The cost of this space is included in the $9,950 per month fee Shermen Capital Partners, LLC charges us for general and administrative service pursuant to a letter agreement between us and Shermen Capital Partners, LLC. We believe that our office facilities are suitable and adequate for our business as it is presently conducted. Francis P. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC.

Legal Proceedings

        We are not a party to any pending legal proceedings.

Employees

        We currently have four officers, three of whom are also members of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

        We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective business as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$119,400,000 of the net proceeds of the offering and the sale of the founder warrants in a private placement will be deposited into a trust account located at [•], and maintained by Continental Stock Transfer & Trust Company acting as trustee.
$100,440,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $119,400,000 of the net proceeds of the offering and the sale of the founder warrants in a private placement held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty days or less, or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.
Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately as promptly as practicable following the consummation of this offering, but in no event later than 65 days following the consummation of this offering, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share (based on the number of units sold in this offering) of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account any action would lose their conversion rights and would not be entitled to the return of any funds. We intend to distribute the funds to eligible stockholders who elect conversion promptly after completion of the business combination. Public stockholders eligible to convert their shares who fail to comply with the required conversion procedures will forfeit their right to receive the conversion price.
would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination is entered into prior to the end of the 18-month period. If a business combination does not occur within these time frames our purpose and powers will be limited to dissolving, liquidating and winding up.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest on funds held in trust
	Up to $1,500,000 of one half of the interest income earned on the trust account, net of taxes payable, will be disbursed to us monthly to fund our working capital requirements. Any monies that are not disbursed to us and all other interest income earned will be held in the trust account for our use in completing a business combination or released to the public stockholders upon their exercise of conversion rights. Upon our dissolution and liquidation, all monies that are not disbursed to us from the trust account, excluding interest income earned, will be released to the public stockholders.	The interest income earned on the proceeds held in trust would be held in trust for the sole benefit of the purchasers of the units.

Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as practicable pursuant to our stockholder approved plan of dissolution and distribution, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders as part of our plan of dissolution and liquidation, see "Proposed Business—Plan of Dissolution and Liquidation if No Business Combination."	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Francis P. Jenkins, Jr.	63	Chairman, Chief Executive Officer and Director
G. Kenneth Moshenek	54	President, Chief Operating Officer and Director
John E. Toffolon, Jr.	54	Chief Financial Officer and Director
Gregory St. Clair	49	Vice President
Michiel C. McCarty	55	Director
Donald D. Pottinger	64	Director
Joseph F. Prochaska	60	Director

        FRANCIS P. JENKINS, JR. has served as our Chairman, Chief Executive Officer and director since our inception. Mr. Jenkins served as the Chairman of the Board and Chief Executive Officer of Royster-Clark, Inc., a retailer and wholesale distributor of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, from January 1994 to 2006. From 1988 until 1994, Mr. Jenkins served in various capacities on the board of directors for Royster-Clark, Inc. From 1988 to 1992, he served as Chairman of the Board of Royster-Clark, Inc. From 1979 to 1988, Mr. Jenkins was employed by The First Boston Corporation where he was one of the four members of the Executive Committee, co-managed First Boston's Equity Capital Investments and was the Principal Financial Officer. Prior to that position, he had responsibility for all security sales, trading and research, as well as holding positions as a Managing Director and a member of the Management Committee. Mr. Jenkins currently serves on the Board of Trustees of Babson College, as the Chairman of its Alumni and Development Committee and as a member of the Executive Committee of the Board.

        G. KENNETH MOSHENEK has served as our President, Chief Operating Officer and director since our inception. Mr. Moshenek served as the President and Chief Operating Officer of Royster-Clark, Inc., a retailer and wholesale distributor of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, from December 1997 to 2006. Mr. Moshenek has served as Chief Operating Officer since 1995 and was a director from August 1997 until April 1999 of Royster-Clark, Inc. From August 1997 until April 1999 he served as Chief Investment Officer of Royster-Clark, Inc. Prior to that he held several positions during his tenure with Royster-Clark, Inc. including Senior Vice President of Sales and Marketing, from September 1994 until July 1995, Vice President and Divisional Sales Manager from 1992 until September 1994 and a Division Manager from 1990 to 1992. Mr. Moshenek joined W.S. Clark & Sons, Inc. in 1981. Mr. Moshenek has been involved in the fertilizer industry since 1976. Mr. Moshenek formerly served on the Board of Directors of The Fertilizer Institute and was a member of the Board's Executive Committee and served as chairman of the distributors council. He also formerly served on the Board of Directors of the Agricultural Retailers Association the Foundation of Agronomic Research and the Fertilizer Roundtable.

        JOHN E. TOFFOLON, JR. has served as our director since our inception and as our Chief Financial Officer since August 3, 2006. Mr. Toffolon has been an active independent investor and consultant since his resignation from Nomura Holdings a holding company in 2001. He served as Chief Administrative Officer and had senior management responsibility for all of our non-revenue producing areas. He started his career in 1973 as a member in the Management Training Program of the Federal Reserve Bank of New York, as the Bank Supervisor function rotating through various analyst positions. In 1978, Mr. Toffolon joined the investment banking firm of Blyth Eastman Dillon as a Vice President in its Capital Markets subsidiary, Blyth Capital Markets Inc. Responsibilities included managing Fixed Income Credit function. Shortly after the company's acquisition by Paine-Webber. In 1979, Mr. Toffolon accepted an offer to join The First Boston Corporation to manage its Fixed-Income Credit

Department. Mr. Toffolon served as Managing Director of The First Boston Corporation since 1986 and subsequently served as its Chief Financial Officer until 1990. In November 1992, Mr. Toffolon joined Nomura Holding America Inc. (holding company), and Nomura Securities International (broker-dealer) as Executive Managing Director and Chief Financial Officer. He was also a member of the Board of Directors of both companies. Mr. Toffolon has been Independent Director of Cowen Group Inc., which together with its subsidiaries operates as an investment bank, since September 14, 2006.

        GREGORY ST. CLAIR has served as our Vice President since February 2007. Mr. St. Clair served as Managing Director of Royster-Clark, Inc., a retailer and wholesale distributor of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, from April 1999 to April 2006. Prior to joining Royster-Clark, Inc., Mr. St. Clair served as Director of Research/Operations Manager Vigoro Seed at IMC AgriBusiness Inc. from May 1988 to April 1999. From April 1984 to April 1988, Mr. St. Clair served as Regional Agronomist at Dekalb-Pfizer Genetics, Inc. (now known as Dekalb Genetics Corporation), and as District Sales Manager at Robinson Hybrids from March 1980 to April 1984. Mr. St. Clair formerly served on the Board of Directors Industry Representative of the Ohio Wheat Growers Association, the Board of Directors of the Independent Corn Breeders Association and the Board of Directors of the Independent Professional Seedsman Association. Mr. St. Clair was also a member of the Monsanto/Corn States Advisory Board and the Southern Advisory Board of the Ohio Seed Improvement Association. Mr. St. Clair holds a B.S. degree in agronomy from Ohio State University.

        MICHIEL C. McCARTY has served as our director since September 13, 2006. Since December 2003, Mr. McCarty has been a Managing Director and the Head of Investment Banking division of CRT Capital Group LLC. Prior to joining CRT Capital Group LLC in December 2003, Mr. McCarty served as a Managing Director at Gleacher Partners LLC from January 1996 to December 2003. Prior to joining Gleacher Partners LLC, Mr. McCarty served as Head of U.S. and Latin America Investment Banking and Global Head of the Telecom and Technology practices at SG Warburg Limited from August 1991 to December 1995. Prior to joining SG Warburg Limited, Mr. McCarty was a partner at Dillon Read & Co. Inc. from June 1979 to August 1991. At Dillon Read & Co. Inc., Mr. McCarty also headed the Telecom and Technology practice. From June 1975 to June 1979, Mr. McCarty worked in the mergers and acquisitions area of Citicorp N.A. Mr. McCarty sits on the Investment Committee of the Board of Trust of Vanderbilt University. Mr. McCarty holds an M.B.A. degree from the Wharton Graduate School of Business, University of Pennsylvania and a B.A. degree in physics, with honors, from Vanderbilt University.

        DONALD D. POTTINGER has served as our director since our inception. Mr. Pottinger has been in the agribusiness sector for more than 30 years. Since 2001 he has been Vice President of Major Accounts Global Partner Relations with the AGCO Corporation, a designer, manufacturer, marketer and distributor of agricultural equipment, in Duluth, Georgia. From 1996 to 2001, he was President of Ag-Chem Equipment in Minnetonka MN. He was also the President of Hickson Kerley Company from 1994 to 1996 and President of the Minerals and Chemical Group for JR Simplot from 1991 to 1994. Mr. Pottinger has sat on the board of numerous organizations and is still a current member of the board for the Fluid Fertilizer Foundation, Ag-Retailers Association, and the Canadian Association of Ag-Retailers.

        JOSEPH F. PROCHASKA has served as our director since our inception. Mr. Prochaska has been active as a manager, advisor and writer in U.S. and international agribusiness for more than 30 years. His business, Prochaska & Co., Inc., which was founded in 2001, provides advice on managing change through strategic planning and innovation. Clients include manufacturers, distributors, trade associations and buying groups across all agricultural and specialty segments of the U.S. plant life industry. The company, through its Stratogy® group, publishes annual strategic market assessments of the leading sectors of this industry that are purchased by the top tier of companies. Mr. Prochaska's previous experience includes president of AgriSciences, Inc. from 1997 to 2001, president of Willmar

Manufacturing, a Cargill company, from 1993 to 1997 and Director of New Products at Ciba Crop Protection, now Syngenta, from 1983 to 1993. He writes the monthly Business Management series for Ag Professional magazine. He graduated with an M.A. in management from the Peter F. Drucker school of management in Claremont, California and subsequently met with Peter Drucker for each of the next 25 years. He received a B.Sc. from Michigan State University and an MBA from Capital University in Columbus, Ohio. Joe remains actively involved with the Center for Creative Leadership in Greensboro, NC where he has been an invited member of the Center's innovation forum since 1989.

        Our board of directors has six directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of John E. Toffolon, Jr. and Michiel C. McCarty will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Joseph F. Prochaska and Donald D. Pottinger, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Francis P. Jenkins, Jr. and G. Kenneth Moshenek, will expire at the third annual meeting. Our directors are expected to attend all board of directors and stockholders' meetings and meetings for any committee to which they have been appointed. Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so. Francis P. Jenkins, Jr., our chairman and chief executive officer, and G. Kenneth Moshenek, our president and chief operating officer, served as chief executive officer, and president and chief operating officer, respectively, of Royster-Clark, Inc. under employment agreements that contain a non-competition provision. These agreements, which were terminated on February 9, 2006 and March 15, 2006, respectively, prohibit Messrs. Jenkins and Moshenek until July 22, 2010, which is the last date they may receive compensation from Royster-Clark, Inc., from participation, without the prior written consent of Royster-Clark, Inc., in any business or entity in the United States which engages in a substantially similar business or line of businesses as those conducted by Royster-Clark, Inc. According to publicly filed documents, Rosyter-Clark, Inc. engages in the retail and wholesale distribution of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, primarily in the Southeast and Midwest regions of the United States.

Executive Officer and Director Compensation

        No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, directors and officers, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, Shermen Capital Partners, LLC will be reimbursed for any reasonable out-of-pocket expenses by it incurred in connection with our organization and this offering and our existing stockholders, directors and officers will also receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as participating in the offering process, identifying a potential target business and performing due diligence on a suitable business combination. There is no limit on the amount of these reasonable out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        We have agreed to pay a monthly fee of $9,950 for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by Shermen Capital Partners, LLC is at least as favorable as we could have obtained from an unaffiliated third party. Francis P. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC.

Audit Committee

        Our board of directors has designated an audit committee consisting of Joseph F. Prochaska and Donald D. Pottinger. The current members of the audit committee are independent as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. Our board of directors committee has not yet designated any individual as the audit committee's financial expert.

        The oversight functions of the Audit Committee include, among other things:

  •
  appointing our independent auditor;

  •
  reviewing the external audit plan and the results of the auditing engagement;

  •
  reviewing the internal audit plan and the results of the internal audits;

  •
  ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices;

  •
  reviewing the independence and performance of our internal audit function and independent registered public accounting firm; and

  •
  reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

Compensation Committee

        Our board of directors intends to establish a compensation committee after the consummation of our initial business combination. Since we are a blank check company and our directors and officers will not receive any compensation prior to the consummation of our initial business combination other than reimbursement of reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and certain activities on our behalf, such as identifying and investigating possible targets for our initial business combination, we do not feel it is necessary to establish a compensation committee prior to a business combination.

Director Independence

        Our board of directors evaluates the independence of our directors in light of the requirements of "independent director" within the meaning of Marketplace Rule 4200(a)(15) of the NASD. Marketplace Rule 4200(a)(15) provides that an independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Joseph F. Prochaska and Donald D. Pottinger meet the requirements of "independent director" within the meaning of Marketplace Rule 4200(a)(15). Our independent directors will meet in executive session as often as necessary to fulfill their duties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

        On May 16, 2006 we issued 5,000,000 shares of our common stock to the entity and individuals set forth below for $25,000 in cash, at an purchase price of $0.005 per share, as follows after giving effect to a 1.15 for 1 forward stock split to effected immediately prior to this offering:

Name	Number of Shares	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option	Relationship to Us
Shermen WSC Holding LLC(1)	5,663,750	4,925,000	5,663,750	Stockholder
John E. Toffolon, Jr.	28,750	25,000	28,750	Director
Joseph F. Prochaska	28,750	25,000	28,750	Director
Donald D. Pottinger	28,750	25,000	28,750	Director

(1)
The members of Shermen WSC Holding LLC are our officers and certain of their family members. Shermen Capital Partners, LLC is the managing member of Shermen WSC Holding LLC. Mr. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC and may be deemed to beneficially own the shares owned by Shermen WSC Holding LLC.

        On May 1, 2006, we issued an aggregate of 5,000,000 shares to the individuals and the entity listed above. All of such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to sophisticated, wealthy individuals who were each "accredited investors," as defined in Rule 501(a) of the Securities Act of 1933, as amended. At the time of issuance of such shares all members of Shermen WSC Holding LLC were sophisticated, wealthy individuals who were each "accredited investors," as defined in Rule 501(a) of the Securities Act of 1933, as amended. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an purchase price of $0.005 per share. No underwriting discounts or commissions were paid, nor was there any general solicitation, with respect to such sales.

        We consider Mr. Jenkins, Jr. to be our promoter as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

        Certain of our directors and officers have agreed to purchase through Shermen WSC Holding LLC from us on the closing date of this offering an aggregate of 5,214,286 warrants in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. The warrants will be sold for a total purchase price of $3,650,000, or $0.70 per warrant.

Conflicts of Interest

        Investors should be aware of the following potential conflicts of interest:

  •
  None of our directors and officers is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  In light of the involvement of our existing stockholders, directors and officers with other agriculture companies and our purpose to consummate a business combination with an operating business in that industry, we may decide to acquire a business affiliated with our existing stockholders, directors or officers. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with a business affiliated with our existing stockholders, directors or officers is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

  •
  Our directors and officers may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Francis P. Jenkins, Jr., our chairman and chief executive officer, and G. Kenneth Moshenek, our president and chief operating officer, served as chief executive officer, and president and chief operating officer, respectively, of Royster-Clark, Inc. under employment agreements that contain a non-competition provision. These agreements, which were terminated on February 9, 2006 and March 15, 2006, respectively, prohibit Messrs. Jenkins and Moshenek until July 22, 2010, which is the last date they may receive compensation from Royster-Clark, Inc., from participation, without the prior written consent of Royster-Clark, Inc., in any business or entity in the United States which engages in a substantially similar business or line of businesses as those conducted by Royster-Clark, Inc. According to publicly filed documents, Royster-Clark, Inc. engages in the retail and wholesale distribution of mixed fertilizer, fertilizer materials, seed, crop protection products and agronomic services to farmers, primarily in the Southeast and Midwest regions of the United States. To the extent that an entity we identify as a potential target may have operations that are similar to those of Royster-Clark, Inc., such potential target might need to dispose of such operations as part of a business combination with us. If this occurred, it would make us a less attractive buyer for the entity and adversely impact our position among competing acquirers. Further, we cannot assure you that the acquisition of a target business will not be challenged as being "substantially similar" to those of Royster-Clark, Inc.

  •
  The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their stock. These interests include their shares of our common stock owned prior to the date of this prospectus, which will be subject to an escrow agreement restricting their sale until six months following the completion of our initial business combination, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement, other than funds maintained in the trust, and possible employment with a potential target business.

  •
  If we were to make a deposit, down payment or fund a "no-shop" provision in connection with a potential business combination, we may have insufficient funds outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our directors, officers or special advisors may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such directors, officers or special advisors may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which, if not agreed to by our management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

  •
  If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

  •
  Shermen Capital Partners, LLC has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Shermen Capital Partners, LLC $9,950 per month for these services. Francis P. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Shermen Capital Partners, LLC. However, this arrangement is solely for our benefit and is not intended to provide any of our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by Shermen Capital Partners, LLC is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

  •
  The ability of certain of our directors and officers to exercise the founder warrants on a cashless basis if we call such warrants for redemption may cause them to have conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

        In general, directors and officers of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our directors and officers may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Messrs. Jenkins and Moshenek have pre-existing contractual obligations that arise as a result of their involvement with Royster-Clark, Inc. and its affiliates. In addition, our other directors and officers may have the pre-existing fiduciary obligations that might include, but are not limited to, their obligations to present business opportunities in the agriculture industry and other appropriate opportunities to any companies in which they serve as members of the board of directors. Likewise, each of our directors has, or may come to have, other fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity which, under the above-listed Delaware criteria, should be presented to us. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our directors and officers has agreed in principle, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us.

        Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in this offering. In addition, in connection with any vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders, directors and officers. As a result, our existing stockholders, directors and officers will not have any of the conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders other than the existing stockholders, directors and officers. Shermen Capital Partners, LLC has loaned $150,000 to us for the payment of offering expenses. This limited recourse loan is non-interest bearing and will be payable five business days after twenty-four months after the date of this offering, but to the extent that our working capital in any month, including one-half of the interest earned on the trust account, net of taxes, that is released to us in that month, is greater than our current expenses in that month, all or a portion of such excess may be applied to a prepayment of the $150,000 loan from Shermen Capital Partners, LLC.

        No compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, directors or officers or any of their affiliates for services rendered prior to or in connection with a business combination. However, our existing stockholders, directors and officers will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with our organization, this offering and activities on our behalf, such as participating in the offering process, identifying a potential target operating business and performing diligence on a suitable business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine if any remuneration will be paid to those persons after the consummation of a business combination.

        All ongoing and future transactions between us and any of our directors and officers or their respective affiliates, including loans by our directors and officers, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are on terms no less favorable to us than would exist between us and an unaffiliated third party in an arms length transaction.

Certain Relations

        Michiel C. McCarty, one of our directors, is a Managing Director and the Head of the Investment Banking division of CRT Capital Group LLC one of the underwriters for this offering. Neither Mr. McCarty nor CRT Capital Group LLC has received any compensation from us in the past fiscal year, and Mr. McCarty will not receive any compensation for serving as a director prior to our initial business combination. On the completion of this offering, however, CRT Capital Group LLC will receive its share of underwriting discounts and commissions in an amount equal to 3.0% of the gross proceeds from the units sold in this offering, or $3,600,000, and, upon the completion of our initial business combination, CRT Capital Group LLC will receive its share of additional deferred underwriting discounts and commissions in an amount equal to 4.0% of the gross proceeds from the units sold in this offering, or $4,800,000. In addition, CRT Capital Group LLC will receive its share of the underwriters' purchase option.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of May 17, 2007, after giving effect to a 1.15 for 1 forward stock split to be effected immediately prior to this offering, and reflects the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units by our existing stockholders in this offering) by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and officers; and

  •
  all our directors and officers as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founder warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

			As Adjusted for the Public Offering
			No Exercise of Over- allotment Option		Full Exercise of Over- allotment Option
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Common Stock	Number of Shares	Percentage of Common Stock	Number of Shares	Percentage of Common Stock
Francis P. Jenkins, Jr.(2)	5,663,750	98.5%	4,925,000	19.7%	5,663,750	19.7%
G. Kenneth Moshenek(3)	1,437,500	25.0%	1,250,000	5.0%	1,437,500	5.0%
John E. Toffolon, Jr.(4)	316,250	5.5%	275,000	1.1%	316,250	1.1%
Gregory St. Clair(5)	115,000	2.0%	100,000	0.4%	115,000	0.4%
Joseph F. Prochaska	28,750	0.5%	25,000	0.1%	28,750	0.1%
Donald D. Pottinger	28,750	0.5%	25,000	0.1%	28,750	0.1%
Michiel C. McCarty	0	0.0%	0	0.0%	0	0.0%
All directors and executive officers as a group	5,750,000	100.0%	5,000,000	20.0%	5,750,000	20.0%

(1)
Unless otherwise noted, the business address of each of the following is c/o The Shermen Group, 1251 Avenue of the Americas, Suite 900, New York, NY 10020.

(2)
Includes 5,663,750 (4,925,000 if the over-allotment is not exercised) shares held by Shermen WSC Holding LLC, over which Mr. Jenkins, Jr. has sole voting and dispositive power.

(3)
These shares represent the portion of the shares owned by Shermen WSC Holding LLC that are allocated to Mr. Moshenek's capital account. Mr. Moshenek is a member of Shermen WSC Holding LLC, but does not have the right to vote or dispose of such shares. Accordingly, Mr. Moshenek disclaims beneficial ownership of such shares. Under certain circumstances, Mr. Moshenek may be required to sell his interest in Shermen WSC Holding LLC to Shermen WSC Holding LLC at cost.

(4)
These shares represent the 28,750 (25,000 if the over-allotment is not exercised) shares that Mr. Toffolon directly owns and the portion of the shares owned by Shermen WSC Holding LLC that are allocated to Mr. Toffolon's capital account. Mr. Toffolon is a member of Shermen WSC Holding LLC, but does not have the right to vote or dispose of the portion of the shares owned by Sherman WSC Holding LLC that are allocated to his capital account. Accordingly, Mr. Toffolon disclaims beneficial ownership of such shares. Under certain circumstances, Mr. Toffolon may be required to sell his interest in Shermen WSC Holding LLC to Shermen WSC Holding LLC at cost.

(5)
These shares represent the portion of the shares owned by Shermen WSC Holding LLC that are allocated to Mr. St. Clair's capital account. Mr. St. Clair is a member of Shermen WSC Holding LLC, but does not have the right to vote or dispose of such shares. Accordingly, Mr. St. Clair disclaims beneficial ownership of such shares. Under certain circumstances, Mr. St. Clair may be required to sell his interest in Shermen WSC Holding LLC to Shermen WSC Holding LLC at cost.

        Immediately after this offering, our existing stockholders will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

        All of the shares of our common stock outstanding immediately prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company as escrow agent, until six months following the completion of our initial business combination.

        During the escrow period, the holders of the shares will not be able to sell or transfer their shares of common stock (except to their spouses and children, or trusts established for their benefit), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock (subject to their agreement to vote all of their shares of common stock, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders, directors and officers) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders, directors or officers will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering. Additionally, if holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

        Certain of our directors and officers have agreed to purchase through Shermen WSC Holding LLC 5,214,286 warrants from us at a price of $0.70 per warrant, for an aggregate purchase price of approximately $3,650,000 in a private placement concurrent with this offering. These warrants, which we refer to collectively as the founder warrants, will not be sold or transferred by such directors and officers, until the completion of our initial business combination, except Sherman WSC Holding LLC may distribute such warrants to its members. The approximately $3,650,000 in proceeds from the sale of the founder warrants will be held in the trust account. The founder warrants will expire worthless if we do not complete a business combination.

        Such directors and officers have also indicated that any warrants purchased by them will not be sold or transferred until the completion of a business combination. The founder warrant purchases of such directors and officers are expected to align the interests of such directors and officers more closely with those of the public stockholders and warrantholders by placing more of our officers' and directors' capital at risk. Purchases of founder warrants also demonstrate confidence in our ultimate ability to effect a business combination because the founder warrants, which cannot be transferred prior to the consummation of our initial business combination, will expire worthless if we are unable to consummate a business combination and are forced to liquidate.

        Each of our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchase in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders, directors and officers.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 5,000,000 shares of common stock are outstanding, held by four record holders and no shares of preferred stock are outstanding.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading as promptly as practicable following the consummation of this offering, but in no event later than 65 days following the consummation of this offering. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, with the Securities and Exchange Commission, or SEC, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K. The Current Reports on Form 8-K will be publicly available on the SEC's website at http://www.sec.gov.

Common Stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock purchased in or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders, directors and officers. However, our existing stockholders, directors and officers will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. If holders of no more than approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, the existing stockholders have agreed to forfeit and return to us for cancellation a number of shares so that they will collectively own no more than 23.0% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination). If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them immediately before this offering.

        Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account (including the portion representing the underwriters' deferred fee), inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to all of the shares of common stock owned by them immediately prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share (based on the number of units sold in this offering) of the amount held in the trust account, including the amount held in the trust account representing the deferred portion of the underwriters' fee and any interest earned in their pro rata share (net of taxes payable) not made available to us to fund our working capital requirements if the business combination is approved and consummated. Public stockholders who convert their stock to cash retain their warrants.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share and in the case of the warrants underlying the units granted to the representatives of the underwriters pursuant to the $100 purchase option, $6.25 per share, subject to adjustment as discussed below, at any time during which, other than in the case of the founder warrants, a registration statement relating to the common stock issuable upon the exercise is effective and a prospectus with respect thereto is current commencing on the later of:

  •
  the completion of the initial business combination; or

  •
  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may redeem the outstanding warrants, including the founder warrants, at any time after the warrants become exercisable:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days prior written notice of redemption to each warrant holder; and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 consecutive trading day period ending on the third business day before we send the notice of redemption to warrant holders.

        We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

        The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants (other than the founder warrants which are not exercisable for shares of common stock that are registered for resale) will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we do not maintain a current prospectus relating to the common stock issuable upon the exercise of the warrants, holders will be unable to exercise their warrants and in no circumstances will we be required to settle any such warrant exercise for cash. The warrants may be deprived of any value, the market for the warrants may be limited and the warrants may expire worthless if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

        Certain of our directors and officers have agreed to purchase through Shermen WSC Holding LLC 5,214,286 of our warrants concurrently with this offering at a price of $0.70 per warrant, for an aggregate purchase price of approximately $3,650,000. The founder warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that if we call the warrants for redemption, the founder warrants will be exercisable on a cashless basis and that the founder warrants will not be transferable or salable by Shermen WSC Holding LLC or such directors or officers or their respective affiliates until we complete our initial business combination, except Sherman WSC Holdings LLC may distribute them to its members. In addition, the holders of the founder warrants and the common stock underlying such warrants are entitled to registration rights with respect to such securities under an agreement to be signed on the date of this prospectus. The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by such directors and officers, through the legending of certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Purchase Option

        We have also agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 700,000 units in the aggregate (350,000 units to each representative), consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring four years after the date of this prospectus. The warrants underlying the units will have terms that are identical to those being issued in this offering, except that each warrant entitles the holder to purchase one share of our common stock at a price of $6.25. In no circumstances will the Company be required to settle any such option exercise for cash.

        The holders of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Restrictive Provisions of Our Amended and Restated Certificate of Incorporation and By-Laws

        Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third-party, even if such a transaction would be beneficial to our stockholders. The existence of these provisions may have a negative impact on the price of our common stock by discouraging third-party investors from purchasing our common stock. In particular, our amended and restated certificate of incorporation and by-laws include provisions that:

  •
  classify our board of directors into three groups, each of which, after an initial transition period, will serve for staggered three-year terms;

  •
  permit a majority of the stockholders to remove our directors only for cause;

  •
  permit our directors, and not our stockholders, to fill vacancies on our board of directors;

  •
  require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders' meeting;

  •
  permit a special meeting of our stockholders be called only by the board of directors pursuant to a resolution approved by a majority of the directors, the chairman of the board of directors, the chief executive officer or the president and be called by the president or the secretary upon the written request of the holders of a majority of the outstanding shares of our Common Stock;

  •
  permit our board of directors to issue, without approval of our stockholders, preferred stock with such terms as our board of directors may determine;

  •
  permit the authorized number of directors to be changed only by a resolution of the board of directors; and

  •
  require the vote of the holders of a majority of our voting shares for stockholder amendments to our by-laws.

        Our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. For us to include a proposal in our annual proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC.

        Our by-laws require the vote of the holders of at least a majority of the shares entitled to vote in the election of directors to remove a director and allow such removal only for cause. In addition, stockholders can amend or repeal our by-laws only with the vote of the holders of at least a majority of our shares entitled, at the time of a stockholders' meeting, to vote for the election of directors. In addition, our amended and restated certificate of incorporation has established that we will have a classified board of directors. A classified board is one in which a group or class of directors is elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors lengthier, which consequently would make a change in control of a corporation a lengthier and more difficult process.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

        Immediately after this offering (assuming that the underwriters' option is not exercised and the 750,000 shares issued pursuant to the 1.15 for 1 forward stock split are forfeited), we will have 25,000,000 shares of common stock outstanding (28,750,000 shares if the underwriters' over-allotment option is exercised in full). Of these shares 20,000,000 shares sold in this offering (23,000,000 shares if the underwriters' over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. All of the remaining 5,000,000 shares (5,750,000 shares if the underwriters' over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for resale under Rule 144 prior to May 1, 2007. Notwithstanding the foregoing, all of those shares are subject to escrow agreements and will not be transferable until six months following our completion of a business combination and will only be transferred prior to that date subject to certain limited exceptions.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500,000 shares if the underwriters' over-allotment is exercised in full); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

        The holders of our 5,000,000 issued and outstanding shares of common stock on the date of this prospectus, the holders of the 5,214,286 founder warrants or the shares of common stock obtained upon the exercise of the founder warrants and the underwriters, with respect to its option to purchase up to 700,000 units, will be entitled to registration rights pursuant to agreements to be signed on the effective date of this offering. The holders of the majority of, collectively, the 5,000,000 shares of common stock and the 5,214,286 founder warrants (assuming, solely for the purpose of calculating a majority, that all of the founder warrants have been exercised for shares of common stock) are entitled to make up to two demands that we register such common stock or founder warrants, as the case may be. The holders can elect to exercise these registration rights at any time after the date on which the escrow period expires. In addition, these holders and the underwriters have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Global Clearance and Settlement

        We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depositary Trust Company, or DTC. Each global security will be issued only in fully registered form.

        You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a global security

        A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

        The financial institution that acts as the sole direct holder of a global security is called the "Depositary." Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

        Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special investor considerations for global securities

        As an indirect holder, an investor's rights relating to the global security will be governed by the account rules of the investor's financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

        An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

  •
  Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name.

  •
  Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities.

  •
  The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global securities. We have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

        DTC has informed us that:

  •
  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the

    Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

  •
  DTC's rules are on file with the SEC.

  •
  DTC's records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING

        We intend to offer the units described in this prospectus through our underwriters, CIBC World Markets Corp. and CRT Capital Group LLC, who are acting as joint book-running managers of this offering. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriter	Number of Units
CIBC World Markets Corp.	[ ]
CRT Capital Group LLC	[ ]
I-Bankers Securities, Inc.	[ ]

Total	20,000,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to the approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units if they purchase any of the units.

        The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[    •    ] per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $[    •    ] per unit on sales to other dealers.

State Blue Sky Information

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

        If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. We may offer to sell the units to institutional investors in every state except in Idaho in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

        We will file periodic and annual reports under the Securities Exchange Act of 1934, as amended. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and of the common stock and warrants comprising the units, once they become separately transferable, is exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, the United States Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. Each of the District of Columbia, Illinois, Maryland, Michigan,

Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently requires a notice filing (and in some cases a fee payment) as permitted by the National Securities Markets Improvement Act, unless another exemption is available under the laws of such jurisdiction.

        As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

        Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

        Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of other applicable exemptions from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us.

	Per Unit	Proceeds
Public Offering Price	$6.00	$120,000,000
Discount	$0.18	$3,600,000

Proceeds Before Expenses and contingent underwriting discount(1)	$5.82	$116,400,000	(1)

(1)
The offering expenses are estimated to be approximately $535,000 and the contingent underwriting discount is estimated to be $4,800,000.

        The amounts paid by us in the table above do not include $4,800,000 in deferred underwriting discounts and commissions, an amount equal to 4.0% of the gross proceeds of the unit offering, which will be placed in the trust account at [    •    ], maintained by Continental Stock Transfer & Trust Company, until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions, less $0.24 for each share of common stock converted to cash in connection with our initial business combination, will be released to the underwriters out of the balance held in the trust account. If we do not complete a business combination within the required time period and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, net of taxes payable.

Purchase Option

        We have also agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 700,000 units in the aggregate (350,000 units to each representative), consisting of one share of common stock and two warrants, at $7.50 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring four years after the date of this prospectus. The warrants underlying the units will have terms that are identical to those being issued in this offering, except that each warrant entitles the holder to purchase one share of our common stock at a price of $6.25. In no circumstances will the Company be required to settle any such option exercise for cash.

        The purchase option, the 700,000 units, the 700,000 shares of common stock and the 1,400,000 warrants underlying the units, and the 1,400,000 shares of common stock underlying the warrants, have been deemed compensation by the NASD and are therefore subject to a lock-up under Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which such securities may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

        Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the holders of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

Pricing of Securities

        We have been advised that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between our management and the underwriters and were based on the respective analyses based on publicly available information and their respective experiences and expertise of the amount that could be raised for us and the likelihood of finding an acquisition candidate in the agriculture industry. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the representative is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

  •
  Over-Allotments and Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in covering transactions by purchasing our securities in the open market.

  •
  Penalty Bids. The underwriters, may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization transactions may cause the price of the securities to be higher than they would be in the absence of these transactions.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

        Although it is not obligated to do so, the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but the underwriters have advised us that there are no preliminary agreements or understandings between the underwriters and any potential targets in connection with a business combination or raising additional capital. We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, but if we do, we may pay such underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to 90 days from the date of this prospectus.

        In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

        The underwriters have informed us that it does not expect to confirm sales of units offered by this prospectus to accounts over which it exercises discretionary authority without obtaining the specific approval of the account holder.

Indemnification

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in this respect.

NOTICES TO NON-U.S. INVESTORS

Belgium

        The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the securities has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission ("Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen"). Any representation to the contrary is unlawful.

        Each manager has undertaken not to offer, sell, resell, transfer or deliver directly or indirectly, any securities, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the securities or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the issuer to be in violation of the Belgian securities laws.

France

        Neither this document nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this document nor any other offering material relating to the securities has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorized to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with Article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l'épargne). Such securities may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany, Norway, The Netherlands and The United Kingdom

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of any securities which are the subject of the offering/placement contemplated by this document may not be made in that Relevant Member State other than the offers contemplated in this document in Germany, Norway, the Netherlands and the United Kingdom once this document has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in Germany, Norway, the Netherlands and the United Kingdom except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   by the managers to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead manager for any such offer; or

          (d)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by issuer or any manager of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in Relevant Member State.

        Each manager/underwriter has represented, warranted and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

          (b)   it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Israel

        In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

          (a)   a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

          (b)   a provident fund as defined in the Regulation of Financial Services Law (Provident Funds) 5765-2005, or a management company of such a fund;

          (c)   an insurer, as defined in the Supervision of the Insurance Business Law, 5741-1981;

          (d)   a banking corporation or subsidiary corporation, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a mutual services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

          (e)   a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

          (f)    a company that is licensed as an investment advisor, as such term is defined in the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, acting on its own account;

          (g)   a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

          (h)   an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968 acting for its own account;

          (i)    a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

          (j)    an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

          (k)   an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

        Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Italy

        The offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa ("CONSOB") pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy ("Italy") nor may any copy of this prospectus or any other document relating to the shares offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this prospectus or any other document relating to the securities offered hereby in Italy must be made:

          (a)   by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the "Banking Act");

          (b)   in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

          (c)   in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Switzerland

        The securities offered pursuant to this document will not be offered, directly or indirectly, to the public in Switzerland and this document does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The issuer has not applied for a listing of the securities being offered pursuant to this document on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this document does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this document have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

        Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in the securities.

LEGAL MATTERS

        Dechert LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Bingham McCutchen LLP.

EXPERTS

        The financial statements of Shermen WSC Acquisition Corp. at December 31, 2006 and for the period from April 18, 2006 (date of inception) through December 31, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Rothstein, Kass & Co., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm	F-1
Financial Statements:
Balance Sheet for the year ended December 31, 2006	F-2
Statement of Operations for the year ended December 31, 2006	F-3
Statement of Stockholders' Equity for the year ended December 31, 2006	F-4
Statement of Cash Flows for the year ended December 31, 2006	F-5
Notes to Financial Statements for the year ended December 31, 2006	F-6 - F-11
Financial Statements:
Balance Sheets as of March 31, 2007	F-12
Statements of Operations as of March 31, 2007	F-13
Statements of Stockholders' Equity as of March 31, 2007	F-14
Statements of Cash Flows as of March 31, 2007	F-15
Notes to Financial Statements as of March 31, 2007	F-16 - F-21

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Shermen WSC Acquisition Corp.

        We have audited the accompanying balance sheet of Shermen WSC Acquisition Corp. (a corporation in the development stage) (the "Company") as of December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from April 18, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shermen WSC Acquisition Corp. (a corporation in the development stage) as of December 31, 2006, and the results of its operations and its cash flows for the period from April 18, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C. Rothstein, Kass & Company, P.C.
Roseland, New Jersey March 5, 2007

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

December 31, 2006
ASSETS
Current asset, cash	$21,354
Other asset, deferred offering costs	457,410

$478,764

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,795
Accrued offering costs	318,000
Note payable, stockholder	150,000

Total current liabilities	469,795

Commitments
Stockholders' equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, authorized 100,000,000 shares; 5,000,000 shares issued and outstanding	500
Additional paid-in capital	24,500
Deficit accumulated during the development stage	(16,031)

Total stockholders' equity	8,969

Total stockholders' equity and liabilities	$478,764

See accompanying notes to financial statements.

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period from April 18, 2006 (date of inception) to December 31, 2006

Formation and operating costs	$(16,031)

Net loss	$(16,031)

Weighted average number of common shares outstanding	5,000,000

Net loss per common share	$(0.0032)

See accompanying notes to financial statements.

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS' EQUITY
For the period from April 18, 2006 (date of inception) to December 31, 2006

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
Common shares issued	5,000,000	$500	$24,500	$—	$25,000
Net loss				(16,031)	(16,031)

Balances, at December 31, 2006	5,000,000	$500	$24,500	$(16,031)	$8,969

See accompanying notes to financial statements.

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period from April 18, 2006 (date of inception) to December 31, 2006

Cash flows from operating activities
Net loss	$(16,031)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating liability, accounts payable	1,795

Cash used in operating activities	(14,236)

Cash flows from financing activities
Proceeds from note payable, stockholder	150,000
Payment of deferred offering costs	(139,410)
Proceeds from issuance of common stock	25,000

Cash provided by financing activities	35,590

Net increase in cash	21,354
Cash, beginning of period	—
Cash, end of period	$21,354

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$318,000

See accompanying notes to financial statements.

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        Shermen WSC Acquisition Corp. (a corporation in the development stage) (the "Company") was incorporated in Delaware on April 18, 2006. The Company was formed to acquire an operating business in the agriculture industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the agriculture industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least 98.5% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account ("Trust Account") and invested in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 40% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 3.5% fee of the gross proceeds payable to the underwriters upon the Company's consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the Business Combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. If holders of no more than approximately 39.99% of the shares sold in this offering vote against a Business Combination and seek to exercise their conversion rights and such Business Combination is consummated, the existing stockholders have agreed to forfeit and return to the Company for cancellation a number of shares so that they will collectively own no more than 23.0% of the Company's outstanding common stock upon consummation of such Business Combination (without giving effect to any shares that may be issued in such Business Combination). If the Company is unable to effect a Business Combination and liquidates, none of the existing stockholders will receive any portion of the proceeds held in the Trust Account to be distributed to the Company's stockholders with respect to common stock owned by them immediately before this offering. As of December 31,

2006, after giving effect to a 1.15 for 1 stock split to be effected immediately prior to this offering, all of the Company's stockholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

        In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C). F-6

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Development stage company:

        The Company complies with the reporting requirements of SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises."

  Net loss per common share:

        The Company complies with accounting and disclosure requirements of SFAS No. 128, "Earnings Per Share". Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

  Concentration of credit risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

  Fair value of financial instruments:

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts presented in the balance sheet.

  Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Deferred offering costs:

        The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A—"Expenses of Offering". Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

  Income taxes:

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

  Recently issued accounting standards:

        On July 13, 2006, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. At this time, management is evaluating the implications of FIN 48 and its impact on the financial statements has not yet been determined.

        In addition, in September 2006, SFAS No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Company's financial statements and their disclosures. Its impact has not yet been determined.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $0.0001 par value per share, and two redeemable common stock purchase warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

        No warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        Shermen WSC Holding LLC ("Shermen WSC Holding") has committed to purchase 4,357,143 Warrants ("Founder Warrants") at $0.70 per Warrant (for an aggregate purchase price of approximately $3,050,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Founder Warrants to be purchased by Shermen WSC Holding will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that (i) the Company has no obligation to register the sale of the warrants and the underlying shares of common stock and their exercise is not limited by the absence of an effective registration statement and current prospectus relating to the resale of the underlying shares and (ii) the Founder Warrants may be exercisable on a "cashless basis" if the Company calls the Warrants for redemption. Shermen WSC Holding has also agreed that the Founder Warrants will not be transferable or salable by it or such directors or officers or their respective affiliates until after the Company has completed a Business Combination, except it may distribute them to its members.

        All shares of common stock owned by the existing stockholders prior to the closing of the Proposed Offering (the "Initial Shares") will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The Initial Shares will not be released from escrow until six months following the consummation of a Business Combination.

        The foregoing restriction is subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, upon death of an escrow depositor, transfers to an estate or beneficiaries, or other specified transfers. Even if transferred under these circumstances, the Initial Shares will remain in the escrow account.

        The Company plans to effect a 1.5 for 1 forward stock split of the Initial Shares and issue 750,000 shares of its common stock, $0.0001 par value per share, to the existing stockholders prior to the closing of the Proposed Offering. These 750,000 shares are subject to a forfeiture on a pro rata basis if the 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment the Company has granted to the underwriters is exercised but not exercised in full. At December 31, 2006, the Company's net tangible book value was a deficiency of $448,441, or approximately $(0.08) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units in the Proposed Offering, the deduction of underwriting discounts and estimated expenses of the Proposed Offering and assuming forfeiture of 750,000 shares issued to the existing stockholders in the 1.5 for 1 forward stock split, the Company's pro forma net tangible book value (as decreased by the value of 7,999,999 shares of common stock which may be converted into cash) at December 31, 2006 would have been $68,523,975 or $4.03 per share, representing an immediate increase in net tangible book value of $4.11 per share to the existing stockholders and an immediate dilution of $1.97 per share or 33% to new investors not exercising their conversion rights.

NOTE D—RELATED PARTY TRANSACTIONS

        The Company issued a $150,000 unsecured promissory note to a stockholder, Shermen Capital Partners, LLC, on April 30, 2006. The note is non-interest bearing and the final maturity is five business days after twenty-four months after the date of the Proposed Offering, but to the extent that our working capital in any month, including one-half of the interest earned on the trust account, net of taxes, that is released to us in that month, is greater than our current expenses in that month, all or a portion of such excess may be applied to a prepayment of the $150,000 loan from Shermen Capital Partners, LLC.

        The Company also owes Shermen Capital Partners, LLC $1,795 for operating expenses that were paid on the Company's behalf. No note has been signed for these expenses and the amount is included on the balance sheet in accounts payable.

        The Company presently occupies office space provided by an affiliate of a certain stockholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $9,950 per month for such services with payments to begin after the Proposed Offering.

        Certain of the directors and officers of the Company have agreed to purchase through Shermen WSC Holding LLC, in a private placement, 4,357,143 warrants immediately prior to the Proposed Offering at a price of $0.70 per warrant (an aggregate purchase price of approximately $3,050,000) from the Company and not as part of the Proposed Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

NOTE E—COMMITMENTS

        The Company is committed to pay an underwriting discount of 3.5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.5% fee of the gross offering proceeds (less $0.18 for each share of common stock converted to cash in connection with a Business Combination) payable upon the Company's consummation of a Business Combination.

        The Company has agreed to sell the underwriters, for $100, as additional compensation, an option to purchase up to a total of 700,000 units in the aggregate (350,000 units to each underwriter) at a per-unit price of $7.50. The units issuable upon exercise of this option are also identical to those offered in the Proposed Offering, except that each warrant underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25. In no circumstance will the Company be required to settle any such option exercise for cash.

        The sale of the option to purchase will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale.

        The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $0.60 per unit, or $420,000 in total, using an expected life of four years, volatility of 52.13% and a risk-free interest rate of 4.92%.

        The volatility calculation of 52.13% is based on the average 90-day Bloomberg volatility of a portfolio of nine publicly traded U.S. agricultural companies with market capitalizations between $50,000,000 and $500,000,000. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

        Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part of, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement will be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holders of the purchase option will be entitled to piggy—back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

        The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

 SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEETS

ASSETS	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Current asset, cash	$20,938	$21,354
Other asset, deferred offering costs	457,410	457,410

	$478,348	$478,764

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,825	$1,795
Accrued offering costs	318,000	318,000
Note payable, stockholder	150,000	150,000

Total current liabilities	473,825	469,795

Commitments
Stockholders' equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued
Common stock, $.0001 par value, authorized 100,000,000 shares 5,000,000 shares issued and outstanding as of March 31, 2007 and December 31, 2006	500	500
Additional paid-in capital	24,500	24,500
Deficit accumulated during the development stage	(20,477)	(16,031)

Total stockholders' equity	4,523	8,969

	$478,348	$478,764

See accompanying notes to financial statements

 SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2007	April 18, 2006 (date of inception) to March 31, 2007
	(unaudited)	(unaudited)
Operating costs	$(4,446)	$(20,477)
Net loss	$(4,446)	$(20,477)
Weight average number of common shares outstanding (basic and diluted)	5,000,000	5,000,000
Net loss per common share (basic and diluted)	$(0.0009)	$(0.0041)

See accompanying notes to financial statements

 SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF STOCKHOLDERS' EQUITY (unaudited)

For the period from April 18, 2006 date of inception to March 31, 2007

		Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
Common shares issued	5,000,000	$500	$24,500	$—	$25,000
Net loss	—	—		(16,031)	(16,031)
Balances at December 31, 2006	5,000,000	$500	$24,500	$(16,031)	$8,969
Net loss	—	—		(4,446)	(4,446)
Balances at March 31, 2007	5,000,000	$500	$24,500	$(20,477)	$4,523

See accompanying notes to financial statements

 SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

Cash flows from operating activities	Three Months Ended March 31, 2007	April 18, 2006 (Date of Inception) Through March 31, 2007
	(unaudited)	(unaudited)
Net loss	$(4,446)	$(20,477)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating liability, accounts payable	4,030	5,825

Cash used in operating activities	(416)	(14,652)

Cash flows from financing activities:
Proceeds from note payable, shareholder	—	150,000
Payment of deferred offering costs	—	(139,410)
Proceeds from issuance of common stock	—	25,000

Cash provided by financing activities	—	35,590

Net increase (decrease) in cash	(416)	20,938
Cash, beginning of period	21,354	—

Cash, end of period	$20,938	$20,938

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$318,000	$318,000

See accompanying notes to financial statements

SHERMEN WSC ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        Shermen WSC Acquisition Corp. (a corporation in the development stage) (the "Company") was incorporated in Delaware on April 18, 2006. The Company was formed to acquire an operating business in the agriculture industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the agriculture industry ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least 99.5% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account ("Trust Account") and invested in U.S. "government securities," defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 40% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 4.0% fee of the gross proceeds payable to the underwriters upon the Company's consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the Business Combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder's conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. If holders of no more than approximately 39.99% of the shares sold in this offering vote against a Business Combination and seek to exercise their conversion rights and such Business Combination is consummated, the existing stockholders have agreed to forfeit and return to the Company for cancellation a number of shares so that they will collectively own no more than 23.0% of the Company's outstanding common stock upon consummation of such Business Combination (without giving effect to any shares that may be issued in such Business Combination). If the Company is unable to effect a Business Combination and liquidates, none of the existing stockholders will receive any portion of the proceeds held in the Trust Account to be distributed to the Company's stockholders with respect to common stock owned by them immediately before this offering. As of March 31, 2007, after giving effect to a 1.15 for 1 stock split to be effected immediately prior to this offering, all of the Company's stockholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

        In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C). F-6

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Development stage company:

        The Company complies with the reporting requirements of SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises."

  Net loss per common share:

        The Company complies with accounting and disclosure requirements of SFAS No. 128, "Earnings Per Share". Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

  Concentration of credit risk:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

  Fair value of financial instruments:

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts presented in the balance sheet.

  Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Deferred offering costs:

        The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A—"Expenses of Offering". Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

  Income taxes:

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"). There were no unrecognized tax benefits as of January 1, 2007 and as of March 31, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 1, 2007. There was no change to this balance at March 31, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company's financial position, results of operations and cash flows.

  Recently issued accounting standards:

        In September 2006, the Statement of Financial Accounting Standard No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Company's financial statements and their disclosures. Its impact has not yet been determined.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $0.0001 par value per share, and two redeemable common stock purchase warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

        No warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        Shermen WSC Holding LLC ("Shermen WSC Holding") has committed to purchase 5,214,286 Warrants ("Founder Warrants") at $0.70 per Warrant (for an aggregate purchase price of approximately $3,650,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Founder Warrants to be purchased by Shermen WSC Holding will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that (i) the Company has no obligation to register the sale of the warrants and the underlying shares of common stock and their exercise is not limited by the absence of an effective registration statement and current prospectus relating to the resale of the underlying shares and (ii) the Founder Warrants may be exercisable on a "cashless basis" if the Company calls the Warrants for redemption. Shermen WSC Holding has also agreed that the Founder Warrants will not be transferable or salable by it or such directors or officers or their respective affiliates until after the Company has completed a Business Combination, except it may distribute them to its members.

        All shares of common stock owned by the existing stockholders prior to the closing of the Proposed Offering (the "Initial Shares") will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The Initial Shares will not be released from escrow until six months following the consummation of a Business Combination.

        The foregoing restriction is subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, upon death of an escrow depositor, transfers to an estate or beneficiaries, or other specified transfers. Even if transferred under these circumstances, the Initial Shares will remain in the escrow account.

        The Company plans to effect a 1.5 for 1 forward stock split of the Initial Shares and issue 750,000 shares of its common stock, $0.0001 par value per share, to the existing stockholders prior to the closing of the Proposed Offering. These 750,000 shares are subject to a forfeiture on a pro rata basis if the 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment the Company has granted to the underwriters is exercised but not exercised in full. At March 31, 2007, the Company's net tangible book value was a deficiency of $452,887, or approximately $(0.09) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units in the Proposed Offering, the deduction of underwriting discounts and estimated expenses of the Proposed Offering and assuming forfeiture of 750,000 shares issued to the existing stockholders in the 1.5 for 1 forward stock split, the Company's pro forma net tangible book value (as decreased by the value of 7,999,999 shares of common stock which may be converted into cash) at March 31, 2007 would have been $68,879,529 or $4.05 per share, representing an immediate increase in net tangible book value of $4.14 per share to the existing stockholders and an immediate dilution of $1.95 per share or 33% to new investors not exercising their conversion rights.

NOTE D—RELATED PARTY TRANSACTIONS

        The Company issued a $150,000 unsecured promissory note to a stockholder, Shermen Capital Partners, LLC, on April 30, 2006. The note is non-interest bearing and the final maturity is five business days after twenty-four months after the date of the Proposed Offering, but to the extent that our working capital in any month, including one-half of the interest earned on the trust account, net of taxes, that is released to us in that month, is greater than our current expenses in that month, all or a portion of such excess may be applied to a prepayment of the $150,000 loan from Shermen Capital Partners, LLC.

        The Company also owes Shermen Capital Partners, LLC $5,825 for operating expenses that were paid on the Company's behalf. No note has been signed for these expenses and the amount is included on the balance sheet in accounts payable.

        The Company presently occupies office space provided by an affiliate of a certain stockholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $9,950 per month for such services with payments to begin after the Proposed Offering.

        Certain of the directors and officers of the Company have agreed to purchase through Shermen WSC Holding LLC, in a private placement, 5,214,286 warrants immediately prior to the Proposed Offering at a price of $0.70 per warrant (an aggregate purchase price of approximately $3,650,000) from the Company and not as part of the Proposed Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

NOTE E—COMMITMENTS

        The Company is committed to pay an underwriting discount of 3.0% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 4.0% fee of the gross offering proceeds (less $0.24 for each share of common stock converted to cash in connection with a Business Combination) payable upon the Company's consummation of a Business Combination.

        The Company has agreed to sell the underwriters, for $100, as additional compensation, an option to purchase up to a total of 700,000 units in the aggregate (350,000 units to each underwriter) at a per-unit price of $7.50. The units issuable upon exercise of this option are also identical to those offered in the Proposed Offering, except that each warrant underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25. In no circumstance will the Company be required to settle any such option exercise for cash.

        The sale of the option to purchase will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale.

        The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $0.60 per unit, or $420,000 in total, using an expected life of four years, volatility of 52.13% and a risk-free interest rate of 4.92%.

        The volatility calculation of 52.13% is based on the average 90-day Bloomberg volatility of a portfolio of nine publicly traded U.S. agricultural companies with market capitalizations between $50,000,000 and $500,000,000 (the "Index"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

        Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part of, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement will be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holders of the purchase option will be entitled to piggy—back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

        The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        Until [    •    ], 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$120,000,000

SHERMEN WSC ACQUISITION CORP.

20,000,000 Units

PROSPECTUS

CIBC World Markets CRT Capital Group LLC

I-Bankers Securities, Inc.

[    •    ], 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$41,507.44
NASD Filing Fee	39,292
Accounting Fees and Expenses	25,000
Printing and Engraving Expenses	65,000
Legal Fees and Expenses	261,200
Blue Sky Services and Expenses	$23,800
Miscellaneous(1)	80,000

Total	$535,799.44

(1)
This amount represents additional expenses that may be incurred by the Registrant or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides as follows:

        Section 7.1.    Right to Indemnification.    Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) by or in the right of the Corporation (collectively, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys' fees) and settlement amounts incurred or paid, in connection with any such proceeding, except in relation to matters as to which the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section 7.1. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, either rebut such presumption or create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful or (c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the DGCL is hereafter amended to provide for indemnification rights broader than those provided by this Section 7.1 then the persons referred to in this Section 7.1 shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).

        In addition, Section 145 of the DGCL provides for indemnification of officers, directors, employees and agents as set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act of 1933 after giving effect to a 1.15 for 1 forward stock split to effected immediately prior to this offering:

Name	Number of Shares	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option	Relationship to Us
Shermen WSC Holding LLC(1)	5,663,750	4,925,000	5,663,750	Stockholder
John E. Toffolon, Jr.	28,750	25,000	28,750	Director
Joseph F. Prochaska	28,750	25,000	28,750	Director
Donald D. Pottinger	28,750	25,000	28,750	Director

(1)
The members of Shermen WSC Holding LLC are our officers and certain of their family members. Shermen Capital Partners, LLC is the managing member of Shermen WSC Holding LLC. Mr. Jenkins, Jr., our chairman and chief executive officer, is the managing member of Shermen Capital Partners, LLC and may be deemed to beneficially own the shares owned by Shermen WSC Holding LLC.

        On May 1, 2006, we issued an aggregate of 5,000,000 shares to the individuals and the entity listed above. All of such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to sophisticated, wealthy individuals who were each "accredited investors," as defined in Rule 501(a) of the Securities Act of 1933, as amended. At the time of issuance of such shares all members of Shermen WSC Holding LLC were sophisticated, wealthy individuals who were each "accredited investors," as defined in Rule 501(a) of the Securities Act of 1933, as amended. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an purchase price of $0.005 per share. No underwriting discounts or commissions were paid, nor was there any general solicitation, with respect to such sales.

        We consider Mr. Jenkins, Jr. to be our promoter as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933, as amended.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

        (b) Certain of our directors and officers have agreed to purchase through Sherman WSC Holding LLC from us on the closing date of this offering an aggregate of 4,357,143 warrants in a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities of Act of 1933, as amended. The warrants will be sold for a total purchase price of $3,050,000 or $0.70 per warrant.

Item 16. Exhibits and Financial Statement Schedules.

        (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Specimen Founder Warrant Certificate
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.6	Form of Founder Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.7	Form of Underwriter Purchase Option of CIBC World Markets Corp.
4.8	Form of Underwriter Purchase Option of CRT Capital Group LLC
5.1	Opinion of Dechert LLP*
10.1	Letter Agreement between the Registrant and Sherman WSC Holding LLC*
10.2	Letter Agreement between the Registrant and Francis P. Jenkins, Jr.*
10.3	Letter Agreement between the Registrant and G. Kenneth Moshenek*
10.4	Letter Agreement between the Registrant and John E. Toffolon, Jr.*
10.5	Letter Agreement between the Registrant and Joseph F. Prochask*
10.6	Letter Agreement between the Registrant and Donald D, Pottinger*
10.7	Letter Agreement between the Registrant and Francis P. Jenkins, III*
10.8	Form of Stock Escrow Agreement between Continental Stock Transfer & Trust Company and each of the Existing Stockholders*

10.9	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.10	Amended and Restated Limited Recourse Promissory Note issued by the Registrant to Shermen Capital Partners, LLC*
10.11	Form of Registration Rights Agreement among the Registrant and each of the Existing Stockholders*
10.12	Form of Founder Warrant Purchase Agreement between the Registrant and Sherman WSC Holding LLC
10.13	Office Services Agreement between the Registrant and Shermen Capital Partners, LLC*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Dechert LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (incorporated by reference from the signature page of this registration statement)*
99.1	Employment Agreement between Francis P. Jenkins, Jr. and Royster-Clark, Inc.*
99.2	Employment Agreement between G. Kenneth Moshenek and Royster-Clark, Inc.*

*
Previously filed.

Item 17. Undertakings.

        (a) The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 17, 2007.

SHERMEN WSC ACQUISITION CORP.
By:	/s/ FRANCIS P. JENKINS, JR. Francis P. Jenkins, Jr. Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ FRANCIS P. JENKINS, JR. Francis P. Jenkins, Jr.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2007
* G. Kenneth Moshenek	President, Chief Operating Officer and Director	May 17, 2007
* John E. Toffolon, Jr.	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 17, 2007
* Joseph F. Prochaska	Director	May 17, 2007
* Donald D. Pottinger	Director	May 17, 2007
* Michiel C. McCarty	Director	May 17, 2007
*By:	/s/ FRANCIS P. JENKINS, JR. Francis P. Jenkis, Jr. Attorney-in-Fact

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TABLE OF CONTENTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
Risks Relating to the Company and the Offering
Risks Associated with the Industry
USE OF PROCEEDS
CAPITALIZATION
DILUTION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF SECURITIES
UNDERWRITING
NOTICES TO NON-U.S. INVESTORS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
Report of Independent Registered Public Accounting Firm
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage) BALANCE SHEET
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF OPERATIONS For the period from April 18, 2006 (date of inception) to December 31, 2006
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF STOCKHOLDERS' EQUITY For the period from April 18, 2006 (date of inception) to December 31, 2006
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENT OF CASH FLOWS For the period from April 18, 2006 (date of inception) to December 31, 2006
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
BALANCE SHEETS
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENTS OF OPERATIONS
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENTS OF STOCKHOLDERS' EQUITY (unaudited)
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
STATEMENTS OF CASH FLOWS
SHERMEN WSC ACQUISITION CORP. (a corporation in the development stage)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES